Exhibit 10.2

EXCHANGE AGREEMENT

BY AND AMONG

MOTIENT CORPORATION,

MOTIENT VENTURES HOLDING INC.,

AND

SKYTERRA COMMUNICATIONS, INC.

Dated as of May 6, 2006

i

ARTICLE IX

MISCELLANEOUS

Section 9.1	Termination	34
Section 9.2	Survival	35
Section 9.3	Expenses	35
Section 9.4	Counterparts; Effectiveness	35
Section 9.5	Governing Law	35
Section 9.6	Notices	35
Section 9.7	Assignment; Binding Effect	36
Section 9.8	Severability	36
Section 9.9	Entire Agreement; Non-Assignability; Parties in Interest	36
Section 9.10	Headings	36
Section 9.11	Certain Definitions	37
Section 9.12	Amendments and Waivers	37
Section 9.13	Specific Performance	37
Section 9.14	Exclusive Jurisdiction	37
Section 9.15	Waiver of Jury Trial	37

Schedule A	SkyTerra and Motient Disclosure Schedules
Schedule B	Transaction Exchange Agreements
Exhibit A	Form of Amendment No. 2 to the TerreStar Networks Inc. Stockholders’ Agreement
Exhibit B	Form of Amended and Restated TerreStar Networks Inc. Stockholders’ Agreement
Exhibit C	Form of Amendment No. 3 to the Amended and Restated Stockholders’ Agreement of Mobile Satellite Ventures GP, Inc.
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Legal Opinion of Counsel to Motient
Exhibit F	Form of Legal Opinion of Counsel to SkyTerra

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 6, 2006 by and among Motient Corporation, a Delaware corporation (“Motient”), Motient Ventures Holding Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Motient (“Sub”), and SkyTerra Communications, Inc., a Delaware corporation (“SkyTerra”).

ARTICLE I

PURCHASE AND SALE

Section 1.1                                      Sale of MSV Interests and SkyTerra Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Initial Closing (as defined below), SkyTerra will purchase from Sub, and Motient shall cause Sub to sell to SkyTerra, 9,034,848.51 limited partnership units (the “MSV LP Units”) of Mobile Satellite Ventures, L.P. (“MSV”) and 1,572.11 shares of common stock (the “MSV GP Shares” and, together with the MSV LP Units, the “MSV Interests”) of Mobile Satellite Ventures GP, Inc. (“MSV GP”) owned by Motient and its subsidiaries, in exchange for 25,478,273 shares (the “SkyTerra Shares”) of non-voting common stock, par value $0.01 per share (“SkyTerra Non-Voting Common Stock”), of SkyTerra exchangeable in certain circumstances for an equal number of shares of SkyTerra Common Stock (as defined below), in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the Initial Closing; provided, that no adjustment shall be made for the Rights Offering (as defined below).

Section 1.2                                      Initial Closing. The closing (the “Initial Closing”) of the purchase and sale of the MSV Interests in exchange for the SkyTerra Shares shall be held at the offices of Andrews Kurth LLP, 450 Lexington Avenue, New York, New York on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Articles V and VI (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to fulfillment or waiver of those conditions), shall be fulfilled or waived in accordance herewith; or (b) at such other time, date or place as Motient and SkyTerra may agree in writing. The date on which the Initial Closing occurs is hereinafter referred to as the “Initial Closing Date.”

Section 1.3                                      Deliveries.

(a)                                  Simultaneously with the execution of this Agreement, Sub and MSV Investors, LLC shall execute and deliver (i) Amendment No. 2 to the TerreStar Networks Inc. Stockholders’ Agreement in the form attached as Exhibit A hereto, (ii) the Amended and Restated TerreStar Networks Inc. Stockholders’ Agreement in the form attached as Exhibit B hereto (the “Amended TerreStar Stockholders’ Agreement”), both (i) and (ii) to be effective in accordance with their terms, (iii) a waiver of its rights pursuant to Section 8.2(b) of the TerreStar Networks, Inc. Stockholders’ Agreement, as currently in effect; provided, that such waiver shall not apply to its rights pursuant to Section 4.12 hereof and (iv) Amendment No. 3 to the Amended and Restated Stockholders Agreement of Mobile Satellite Ventures GP, Inc. in the form attached as Exhibit C hereto.

(b)                                 At the Initial Closing, Motient and/or Sub shall deliver to SkyTerra (unless waived by SkyTerra) the following (collectively, the “Motient Initial Closing Deliveries”):

(i)             certificates registered in Sub’s name representing the MSV Interests;

(ii)          a duly executed stock power evidencing the transfer of the MSV Interests from Sub to SkyTerra and in such form satisfactory to SkyTerra as shall be effective to vest in SkyTerra good and valid title to the MSV Interests, free and clear of any Lien (as defined below) other than Securities Law Encumbrances (as defined below) or pursuant to the MSV Documents (as defined below);

(iii)       the Registration Rights Agreement in the form attached as Exhibit D hereto (the “Registration Rights Agreement”) duly executed by Motient;

(iv)      certified resolutions of the Board of Directors of Motient and Sub approving this Agreement, the Registration Rights Agreement and the transactions contemplated hereby;

(v)         a certificate of good standing for each of Motient and Sub from the Secretary of State of the State of Delaware;

(vi)      an affidavit certifying as to Sub’s non-foreign status in accordance with the requirements of Section 1.1445-2(b) of the Internal Revenue Service Treasury Regulations; and

(vii)   the amendments to the MSV LP Agreement and MSV GP Stockholders Agreement described in Section 4.4(b) hereto duly executed by Sub.

(c)                                  At the Initial Closing, SkyTerra shall deliver to Motient and Sub (unless waived by Motient) the following (collectively, the “SkyTerra Initial Closing Deliveries”):

(i)             a certificate registered in Motient’s name representing the SkyTerra Shares;

(ii)          an effective registration statement (the “Distribution Registration Statement”) with respect to the shares of SkyTerra Common Stock (following the exchange of SkyTerra Shares pursuant to Section 4.7) that are to be distributed by Motient to the holders of Motient Common Stock (the “Motient

Common Stockholders”) and the SkyTerra Shares delivered to Motient at the Initial Closing pursuant to Section 2.5(i);

(iii)       an effective registration statement (the “Preferred Registration Statement”) with respect to the shares of SkyTerra Common Stock (following the exchange of SkyTerra Shares pursuant to Section 4.7) that are to be distributed by Motient to the holders (the “Motient Preferred Stockholders”) of Motient’s Series A Cumulative Convertible Preferred Stock (the “Motient Series A Preferred”) and Motient’s Series B Cumulative Convertible Preferred Stock (the “Motient Series B Preferred” and, together with the Motient Series A Preferred, the “Motient Preferred Stock”) upon the conversion of such shares of Motient Preferred Stock into shares of Motient’s common stock, par value $0.01 per share (“Motient Common Stock”) and the Additional SkyTerra Shares delivered to Motient at the subsequent Closing pursuant to Section 2.5(A);

(iv)      the Registration Rights Agreement duly executed by SkyTerra;

(v)         a draft copy of SkyTerra’s registration statement registering the resale by Motient of 14,407,343 shares of SkyTerra Common Stock (following the exchange of SkyTerra Shares pursuant to Section 4.7), as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event, in form and substance substantially as required by the rules and regulations of the SEC; provided, however, that no adjustment shall be made for the distribution to holders of SkyTerra common stock and certain warrants and options contemplated by the Rights Offering;

(vi)    certified resolutions of SkyTerra’s Board of Directors approving this Agreement, the Registration Rights Agreement and the transactions contemplated hereby;

(vii)    a certificate of good standing for SkyTerra from the Secretary of State of the State of Delaware; and

(viii)    the amendments to the MSV LP Agreement and MSV GP Stockholders Agreement described in Section 4.4(b) hereto duly executed by MSV Investors, LLC.

Section 1.4                                      Sale of Retained MSV Interests and Additional SkyTerra Shares. Subject to the terms and conditions of Article VII, if the options described in Section 7.1 are exercised, at each Subsequent Closing, Motient will purchase from SkyTerra, and SkyTerra shall issue and sell to Motient, all or a portion of an aggregate of 18,855,144 additional shares (the “Additional SkyTerra Shares”) of SkyTerra Non-Voting Common Stock, exchangeable in certain circumstances for an equal number of shares of SkyTerra Common Stock, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the applicable Subsequent Closing (as defined below); provided, however, that no adjustment shall be made for the distribution to holders of SkyTerra common stock and certain warrants and options contemplated by the Rights Offering; and SkyTerra will purchase from Sub, and Motient shall cause Sub to sell to SkyTerra, the corresponding portion (or all) of an aggregate of 6,686,221.50 additional MSV LP Units owned by Motient and its subsidiaries (the “Retained MSV Interests”), as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the applicable Subsequent Closing; provided, however, that no adjustment shall be made for the distribution to holders of SkyTerra common stock and certain warrants and options contemplated by the Rights Offering. Except for a Subsequent Closing in connection with a SkyTerra Change of Control (as defined below) in which all remaining Additional SkyTerra Shares and Retained MSV Interests will be exchanged, the portion of the Additional SkyTerra Shares and the corresponding portion of the Retained MSV Interests to be exchanged at any Subsequent Closing shall be determined by Motient but in no event will the Additional SkyTerra Shares or Retained MSV Interests exchanged at such Subsequent Closing (when combined with the Additional SkyTerra Shares and Retained MSV Interests exchanged at all prior Subsequent Closings) exceed the aggregate amount of the Additional SkyTerra Shares or Retained MSV Interests, as applicable, as of the date of this Agreement. At each Subsequent Closing, the portion of the Additional SkyTerra Shares to be issued for the corresponding portion of the Retained MSV Interests to be exchanged at such Subsequent Closing shall be determined on the basis of the Subsequent Closing Exchange Ratio. The “Subsequent Closing Exchange Ratio” shall equal 2.82 Additional SkyTerra Shares for one MSV LP Unit, in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the applicable Subsequent Closing; provided, however, that no adjustment shall be made for the distribution to holders of SkyTerra common stock and certain warrants and options contemplated by the distribution to holders of SkyTerra common stock and certain warrants of non-transferable subscription rights (the “Rights Offering”) to acquire an aggregate of 6,661,150 shares of SkyTerra Common Stock, or in the case of certain stockholders, SkyTerra Non-Voting Common Stock, at a price of $18.00 per share, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the consummation of such Rights Offering.

Section 1.5                                   Subsequent Closings. Each closing (each, a “Subsequent Closing,” and, together with the Initial Closing, each, a “Closing” and collectively, the “Closings”) of the purchase and sale of Retained MSV Interests in exchange for Additional SkyTerra Shares shall be held at the offices of Andrews Kurth LLP, 450 Lexington Avenue, New York, New York on the applicable Subsequent Closing Date.

Section 1.6                                      Subsequent Deliveries. At each Subsequent Closing:

(a)                                  Motient and/or Sub shall deliver to SkyTerra (unless waived by SkyTerra) the following (collectively, the “Motient Subsequent Closing Deliveries”):

(i)             certificates registered in Sub’s name representing the portion of the Retained MSV Interests to be sold at such Subsequent Closing; and

(ii)          a duly executed stock power evidencing the transfer of the portion of the Retained MSV Interests to be transferred at such Subsequent Closing from Sub to SkyTerra and in such form satisfactory to SkyTerra as shall be effective to vest in SkyTerra good and valid title to such Retained MSV Interests, free and clear of any Lien other than Securities Law Encumbrances (as defined below) or pursuant to the MSV Documents (as defined below).

(b)                                 SkyTerra shall deliver to Motient and Sub (unless waived by Motient) the following (the “SkyTerra Subsequent Closing Delivery”), a certificate registered in Motient’s name representing the number of the Additional SkyTerra Shares to be issued at such Subsequent Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF MOTIENT AND SUB

Motient and Sub, jointly and severally, represent and warrant to SkyTerra, as follows:

Section 2.1                                      Corporate Organization; Related Entities. Each of Motient and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and both Motient and Sub have the requisite corporate power and authority to own or lease their respective properties and to carry on their respective businesses as they are presently being conducted. Each of Motient and Sub is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the ownership of their respective properties or the conduct of their respective business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a Motient Material Adverse Effect. The copies of the certificates of incorporation and bylaws of Motient and Sub heretofore made available to SkyTerra are complete and current copies of such instruments as presently in effect. A “Motient Material Adverse Effect” means a material adverse effect respecting the ability of Motient to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein, except to the extent that such adverse effect results from (i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; or (iii) changes in, or events or conditions affecting, the wireless telecommunications industry generally.

Section 2.2                                      Title to MSV Interests and Retained MSV Interests. As of the date hereof and at all times until and including at the Initial Closing, Sub owns, of record and beneficially, the MSV Interests and Retained MSV Interests free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, Tax, claim or charge of any kind or right of others of whatever nature (collectively, a “Lien”) of any kind, other than pursuant to applicable securities laws (“Securities Law Encumbrances”) or the MSV Documents (defined below), other than the MSV Interests or the number of Retained MSV Interests previously transferred to SkyTerra at the Initial Closing or a prior Subsequent Closing. Upon the Initial Closing, (x) SkyTerra shall be vested with good and valid title to the MSV Interests, free and clear of any Liens of any kind (other than Securities Law Encumbrances or the MSV Documents) and (y) neither Motient nor Sub shall own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to, interest in or agreement to acquire any MSV LP Units or MSV GP Shares other than the Retained MSV Interests and its indirect ownership of MSV LP Units and MSV GP Shares due to its ownership of shares of common stock of Spectrum Space IV Managers, Inc., Spectrum Space IV Parallel, Inc., Spectrum Space Equity Investors IV, Inc., Columbia Space (QP), Inc., Columbia Space (AI), Inc. and Columbia Space Partners, Inc. (collectively, the “Columbia/Spectrum Blocker Corporations”)  Upon consummation of each Subsequent Closing, SkyTerra shall be vested with good and valid title to the portion of the Retained MSV Interests to be transferred at such Subsequent Closing, free and clear of any Liens of any kind (other than Securities Law Encumbrances or the MSV Documents). Upon consummation of the final Subsequent Closing, neither Motient nor Sub shall own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to, interest in or agreement to acquire any MSV LP Units or MSV GP Shares. The “MSV Documents” means the Amended and Restated Limited Partnership Agreement dated as of November 12, 2004, the Amended and Restated Stockholders’ Agreement dated as of November 12, 2004, the Voting Agreement dated as of November 12, 2004, the bylaws of MSV GP and the Second Amended and Restated Parent Transfer/Drag Along Agreement dated as of November 12, 2004, as the same may be amended from time to time.

Section 2.3                                      Authority Relative to this Agreement. Each of Motient and Sub has the requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Amended TerreStar Stockholders’ Agreement, as applicable, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Registration Rights Agreement and the Amended TerreStar Stockholders’ Agreement by Motient and Sub, as applicable, and the consummation by Motient and Sub of the transactions contemplated hereby and thereby have been duly authorized by Motient’s and Sub’s respective board of directors, and no other corporate or stockholder proceedings on the part of Motient or Sub are necessary to authorize this Agreement, the Registration Rights Agreement and the Amended TerreStar Stockholders’ Agreement, as applicable, or for Motient or Sub to consummate the transactions contemplated hereby or thereby. This Agreement, the Registration Rights Agreement and the Amended TerreStar Stockholders’ Agreement, have been duly and validly executed and delivered by Motient and Sub, as applicable, and, assuming the due authorization, execution and delivery thereof by SkyTerra, constitutes the valid and binding obligations of Motient and Sub, enforceable against them in accordance with its terms.

Section 2.4                                      Consents and Approvals; No Violations. Other than as set forth on Schedule 2.4 of Motient’s disclosure schedule, except in connection with or in order to comply with the applicable provisions of (a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and, if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Distribution Registration Statement, the Preferred Registration Statement or pursuant to the Registration Rights Agreement, under the Securities Act of 1933, as amended (the “Securities Act”), (c) filings or approvals required under state securities or “blue sky” laws, (d) the Communications Act of 1934, as amended, and the rules, regulations or policies of the Federal Communications Commission and any successor thereto (“FCC”) (collectively, the “Communications Laws”) and (e) the right of first refusal provisions (the “MSV ROFR”) or the tag-along provisions (the “MSV Tag-Along”) of Sections 8.2(a) or (b) of the Amended and Restated Stockholders’ Agreement (the “MSV GP Stockholders Agreement”) of MSV GP, dated as of November 12, 2004, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of Motient or Sub, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Motient or Sub or their respective properties or assets, including, but not limited to, the MSV Documents. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act and, if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Distribution Registration Statement, the Preferred Registration Statement or pursuant to the Registration Rights Agreement, under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory body, authority or administrative agency or commission (collectively, a “Governmental Entity”), is required by or with respect to Motient or Sub in connection with the execution and delivery of this Agreement by Motient or Sub or the consummation by Motient or Sub of the transactions contemplated hereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Motient Material Adverse Effect.

Section 2.5                                      Purchase Entirely for Own Account. The SkyTerra Shares (and the shares of SkyTerra Common Stock into which such shares are exchangeable) to be issued to Motient will be (i) acquired for distribution by Motient in a dividend of shares of SkyTerra Common Stock to the Motient Common Stockholders pursuant to the Distribution Registration Statement, or (ii) acquired for investment for Motient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and Motient has no present intention of selling, granting any participation in, or otherwise distributing such SkyTerra Shares except in compliance with applicable securities laws. The Additional SkyTerra Shares to be issued to Motient will be (A) acquired for distribution by Motient to the Motient Preferred Stockholders upon their conversion of Motient Preferred Stock into shares of Motient Common Stock pursuant to the Preferred Registration Statement, or (B) acquired for investment for Motient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and Motient has no present intention of selling, granting any participation in, or otherwise distributing such Additional SkyTerra Shares except in compliance with applicable securities laws.

Section 2.6                                      Reliance Upon Motient’s Representations. Motient understands that the SkyTerra Shares issued to Motient in accordance with Section 2.5(ii) (but not those for distribution to the Motient Common Stockholders in accordance with Section 2.5(i)) (the “Restricted SkyTerra Shares”) and the Additional SkyTerra Shares issued to Motient in accordance with Section 2.5(B) (but not those for distribution to the Motient Preferred Stockholders in accordance with Section 2.5(A)) (the “Restricted Additional SkyTerra Shares”) will not be registered under the Securities Act and the sale provided for in this Agreement and SkyTerra’s issuance of the Restricted SkyTerra Shares and Restricted Additional SkyTerra Shares hereunder will be made in reliance upon an exemption from registration under the Securities Act pursuant to Section 4(2) thereof, and that, in such case, SkyTerra’s reliance on such exemption will be based on Motient’s representations set forth herein.

Section 2.7                                      Receipt of Information. Motient believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Restricted SkyTerra Shares or the Restricted Additional SkyTerra Shares. Motient further represents that it has had an opportunity to ask questions and receive answers from SkyTerra regarding the terms and conditions of the offering of the Restricted SkyTerra Shares or the Restricted Additional SkyTerra Shares and the business and financial condition of SkyTerra and to obtain additional information (to the extent SkyTerra possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations or warranties of SkyTerra in this Agreement or the right of Motient and Sub to rely upon such representations or warranties. Neither Motient nor Sub has received, nor is either relying on, any representations or warranties from SkyTerra, other than as provided herein.

Section 2.8                                      Investor Status; etc. Motient certifies and represents to SkyTerra that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Restricted SkyTerra Shares or Restricted Additional SkyTerra Shares. Motient’s financial condition is such that it is able to bear the risk of holding the Restricted SkyTerra Shares or Restricted Additional SkyTerra Shares for an indefinite period of time and the risk of loss of its entire investment. Motient has sufficient knowledge and experience in investing in companies similar to SkyTerra so as to be able to evaluate the risks and merits of its investment in SkyTerra.

Section 2.9                                      Liens for Taxes. There are no Liens arising from or related to Taxes on or pending against the MSV Interests or the Retained MSV Interests other than Liens for Taxes that are not yet due and payable.

Section 2.10                                Brokers or Finders. Except for fees which shall be borne solely by Motient, neither Motient nor Sub has incurred, nor will either of them incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 2.11                                Restricted Securities. Motient understands that the Restricted SkyTerra Shares and the Restricted Additional SkyTerra Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Restricted SkyTerra

Shares and Restricted Additional SkyTerra Shares or an available exemption from registration under the Securities Act, the Restricted SkyTerra Shares and Restricted Additional SkyTerra Shares, must be held indefinitely. In particular, Motient is aware that the Restricted SkyTerra Shares and Restricted Additional SkyTerra Shares may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the conditions of the applicable rule are met. Among the conditions for use of Rules 144 and 145 is the availability of current information to the public about SkyTerra.

Section 2.12                                Legends. It is understood that the certificates evidencing the Restricted SkyTerra Shares and the Restricted Additional SkyTerra Shares to be sold to Motient for resale will bear one or both of the following legends:

(a)                                  “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to SkyTerra Communications, Inc. that such registration is not required.”

(b)                                 Any legend required by the laws of the State of Delaware or other jurisdiction.

Section 2.13                                Distribution Registration Statement and Preferred Registration Statement. Motient and Sub shall furnish all information concerning Motient or its affiliates as SkyTerra may reasonably request and is required under applicable law in connection with the preparation of the Distribution Registration Statement and the Preferred Registration Statement. None of the information to be supplied by Motient or Sub for inclusion in the Distribution Registration Statement or the Preferred Registration Statement will at the time such Distribution Registration Statement or the Preferred Registration Statement, as applicable, becomes effective and at the Initial Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SKYTERRA

Except as otherwise specifically provided in the Disclosure Schedule of SkyTerra attached hereto and incorporated herein by reference which clearly identifies the relevant section of this Agreement (the “SkyTerra Disclosure Schedule”), SkyTerra represents and warrants to Motient and Sub, as follows:

Section 3.1                                      Corporate Organization; Related Entities. SkyTerra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. SkyTerra is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect. The copies of the certificate of incorporation and bylaws of SkyTerra heretofore made available to Motient are complete and current copies of such instruments as presently in effect. A “SkyTerra Material Adverse Effect” means a material adverse effect respecting (a) the business, assets and liabilities (taken together) or financial condition of SkyTerra and its subsidiaries on a consolidated basis or (b) the ability of SkyTerra to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein, except to the extent (in the case of either clause (a) or clause (b) above) that such adverse effect results from (i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; or (iii) changes in, or events or conditions affecting, the wireless telecommunications industry generally.

Section 3.2                                      Capitalization.

(a)                                  As of the date of this Agreement, the authorized capital stock of SkyTerra consists of (i) 200,000,000 shares of SkyTerra’s common stock, par value $0.01 per share (the “SkyTerra Common Stock”), 8,912,715 of which are issued and outstanding, (ii) 100,000,000 shares of SkyTerra Non-Voting Common Stock, 8,990,212 of which are issued and outstanding and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share (“SkyTerra Preferred Stock”), 2,000,000 of which are designated as Series A Convertible Preferred Stock and 1,199,007 of which are issued and outstanding. SkyTerra has no other designations of SkyTerra Preferred Stock. As of the date of this Agreement, (1) 1,035,957 shares of SkyTerra Common Stock are reserved for issuance pursuant to SkyTerra’s stock option plans (each a “SkyTerra Stock Option Plan”) or otherwise, a list of which is set forth on Schedule 3.2 of the SkyTerra Disclosure Schedule, (2) 3,353,697 shares of SkyTerra Common Stock are reserved for issuance upon the exercise of outstanding warrants to purchase shares of SkyTerra Common Stock or conversion of the Series A Preferred Stock, (3) 6,661,150 shares of SkyTerra Common Stock are reserved for issuance in the Rights Offering (which includes shares of SkyTerra Non-Voting Common Stock which may be issued to certain stockholders ), (4)  4,125,183 shares of SkyTerra Common Stock are reserved for issuance in the acquisitions of the equity of MSV Investors, LLC, the MSV LP Units and MSV GP Shares pursuant to Sections 5.11 and 6.12, (5) 44,333,417 shares of SkyTerra Non-Voting Common Stock and SkyTerra Common Stock are reserved for issuance of the SkyTerra Shares, the Additional SkyTerra Shares and the exchange of such shares for an equal number of shares of SkyTerra Common Stock, and (6) 9,992,976 shares of SkyTerra Common Stock and 3,573,214 shares of SkyTerra Non-Voting Common Stock are reserved for issuance under the Transaction Exchange Agreements (as defined below), excluding this Agreement (collectively, the “SkyTerra Permitted Issuances”). All the issued and outstanding shares of SkyTerra’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except for the SkyTerra Permitted Issuances and the Rights Offering, SkyTerra (A) does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock and (B) is not a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock or other equity securities of SkyTerra.

(b)                                 The SkyTerra Shares and the Additional SkyTerra Shares have been duly and validly authorized, and, when issued upon the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.3                                      Authority Relative to this Agreement and the Registration Rights Agreement. SkyTerra has the requisite corporate power and authority to execute and deliver this Agreement, and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by SkyTerra and the consummation by SkyTerra of the transactions contemplated hereby and thereby have been duly authorized by SkyTerra’s Board of Directors, and no other corporate or stockholder proceedings on the part of SkyTerra are necessary to authorize this Agreement or the Registration Rights Agreement or for SkyTerra to consummate the transactions contemplated hereby or thereby. This Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by SkyTerra and, assuming the due authorization, execution and delivery thereof by Motient and Sub, constitute the valid and binding obligations of SkyTerra, enforceable against SkyTerra in accordance with their terms.

Section 3.4                                      Consents and Approvals; No Violations. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act, and if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Distribution Registration Statement, the Preferred Registration Statement or pursuant to the Registration Rights Agreement, under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, (d) the Communications Laws and (e) the MSV Tag-Along or the MSV ROFR, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of SkyTerra, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SkyTerra or its properties or assets, including but not limited to the MSV Documents. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act, and if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Distribution Registration Statement, the Preferred Registration Statement or pursuant to the Registration Rights Agreement, under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SkyTerra in connection with the execution and delivery of this Agreement by SkyTerra or the consummation by SkyTerra of the transactions contemplated hereby except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a SkyTerra Material Adverse Effect.

Section 3.5                                      Reports and Financial Statements.

(a)                                  Except as set forth on Schedule 3.5(a) of the SkyTerra Disclosure Schedule, SkyTerra has timely filed all reports required to be filed with the SEC pursuant to the

Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act since January 1, 2004 (collectively, the “SkyTerra SEC Reports”), and has previously made available to Motient true and complete copies of all such SkyTerra SEC Reports. Such SkyTerra SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SkyTerra SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of SkyTerra included in the SkyTerra SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein), in all material respects, the consolidated financial position of SkyTerra and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of SkyTerra and its consolidated subsidiaries for the periods then ended. Except as disclosed in SkyTerra SEC Reports there has been no change in any of the significant accounting (including Tax accounting) policies or procedures of SkyTerra since December 31, 2005.

(b)                                 Except as set forth on Schedule 3.5(b) of the SkyTerra Disclosure Schedule, SkyTerra maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)                                  Since January 1, 2005, neither SkyTerra nor, to SkyTerra’s knowledge, any director, officer, employee, auditor, accountant or representative of SkyTerra has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of SkyTerra or SkyTerra’s internal accounting controls, including any complaint, allegation, assertion or claim that SkyTerra has engaged in questionable accounting or auditing practices. No attorney representing SkyTerra, whether or not employed by SkyTerra, has reported “evidence of a material violation” (as defined in 17 CFR Part 205) to SkyTerra’s board of directors or any committee thereof or to any director or officer of SkyTerra.

Section 3.6                                      Absence of Certain Changes or Events. Except as set forth in SkyTerra SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.6 of the SkyTerra Disclosure Schedule, since December 31, 2005, (i) SkyTerra has conducted its business and operations in the ordinary course of business and consistent with past practices and (ii) there has not been any fact, event, circumstance or change affecting or relating to SkyTerra which has had or could reasonably be expected to have a SkyTerra Material Adverse Effect.

Except as could not reasonably be expected to represent a SkyTerra Material Adverse Effect or as set forth on Schedule 3.6 of the SkyTerra Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any SkyTerra Contract (defined below).

Section 3.7                                      Litigation. Except for litigation disclosed in the notes to the audited financial statements of SkyTerra as of and for the period ended December 31, 2005, or in SkyTerra SEC Reports filed subsequent thereto but prior to the date of this Agreement, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of SkyTerra, threatened against SkyTerra or with respect to which SkyTerra could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a SkyTerra Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against SkyTerra having, or which has had or could reasonably be expected to have a SkyTerra Material Adverse Effect.

Section 3.8                                      Compliance with Law. SkyTerra has not violated any Laws and is in compliance with all Laws, other than where such violation or noncompliance, individually or in the aggregate, has not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect. SkyTerra has not received any notice to the effect that, or otherwise been advised that or is aware that, SkyTerra is not in such compliance with any Laws, and SkyTerra has no knowledge that any existing circumstances are reasonably likely to result in such violations of any Laws.

Section 3.9                                      Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in SkyTerra’s consolidated financial statements (or reflected in the notes thereto) as of and for the period ended December 31, 2005 as included in SkyTerra SEC Reports or which were incurred after December 31, 2005 in the ordinary course of business and consistent with past practice, SkyTerra has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a SkyTerra Material Adverse Effect, other than amounts that are completely and fully satisfied prior to the Initial Closing.

Section 3.10                                No Default. As of the date of this Agreement, SkyTerra is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) its certificate of incorporation or bylaws, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to SkyTerra or any of its properties or assets or (y) any agreement required to be filed as a “Material Contract” as an exhibit to SkyTerra’s Annual Report on Form 10-K for the year ended December 31, 2005 or any periodic Exchange Act report required to be filed since then (a “SkyTerra Contract”), except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect.

Section 3.11                                Taxes. Except as would not reasonably be expected to have a SkyTerra Material Adverse Effect:

(a)                                  SkyTerra has timely filed all Tax Returns required to be filed by it (taking into account all applicable extensions) and all such Tax Returns are true, correct and complete in all respects.

(b)                                 SkyTerra has paid all Taxes shown due on its Tax Returns.

(c)                                  There is no pending or, to the knowledge of SkyTerra, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes of SkyTerra.

(d)                                 SkyTerra has not received written notice of a determination by any taxing or other Governmental Entity that Taxes are owed by SkyTerra (such determination being referred to as a “Tax Deficiency”) and, to the knowledge of SkyTerra, no Tax Deficiency is proposed or threatened.

(e)                                  All Tax Deficiencies asserted against SkyTerra have been paid or finally settled and all amounts asserted in any Tax Deficiency to be owed have been paid.

(f)                                    There are no Liens arising from or related to Taxes on or pending against SkyTerra or any of its properties other than statutory Liens for Taxes that are not yet due and payable.

(g)                                 As used in this Agreement:

(i)             “Tax” means any and all federal, state, local, foreign or other tax of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax Authority, including taxes on or with respect to income, alternative minimum, accumulated earnings, personal holding company, capital, transfer, stamp, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added; and

(ii)          “Tax Return” means any return, report or similar statement (including any attached schedules) required to be filed with respect to Taxes and any information return, claim for refund, amended return, or declaration of estimated Taxes.

Section 3.12                                Intellectual Property.

(a)                                  SkyTerra owns or holds licenses or otherwise has such rights to use, sell, license or dispose of all of the intellectual property rights used in the conduct of the business of SkyTerra as currently conducted, with such exceptions as individually or in the aggregate have not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect.

(b)                                 With such exceptions as individually or in the aggregate have not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect, (i) the operation of SkyTerra’s business and the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by SkyTerra does not and will not infringe on the proprietary rights of any person, nor has such an infringement been alleged within six years preceding the date of this Agreement (other than such as have been resolved); (ii) there is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any such Intellectual Property in the manner in which currently used, sold, licensed or disposed of by SkyTerra, nor is there a valid basis for any such claim or litigation, nor has SkyTerra received any notice asserting that the proposed operation of SkyTerra’s business or the use, sale, license or disposition by SkyTerra of any of the Intellectual Property of SkyTerra conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case; and (iii) none of the Intellectual Property used in the conduct of the business of SkyTerra as currently conducted is being infringed by any person and SkyTerra has not asserted any claim of infringement, misappropriation or misuse within the past six years.

Section 3.13                                Permits. SkyTerra has, and is in compliance with, all Permits required to conduct its business as now being conducted, except any such SkyTerra Permit the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect (“SkyTerra Material Permits”). All SkyTerra Material Permits are valid and in full force and effect. There is not now pending, or to the knowledge of SkyTerra, threatened, any action by any person or by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any SkyTerra Material Permits and, other than as set forth on Schedule 3.13 of the SkyTerra Disclosure Schedule, there exist no facts or circumstances that would reasonably be expected to give rise to such action. “SkyTerra Permits” means all licenses, permits, franchises, approvals, authorizations, certificates, registrations, consents or orders of, or filings with, any Governmental Entity used or held for use in the operation of SkyTerra’s business and all other rights and privileges granted by a Governmental Entity necessary to allow SkyTerra to own and operate its business without any violation of law.

Section 3.14                                Brokers. No broker, finder or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SkyTerra.

Section 3.15                                Contracts. All SkyTerra Contracts that are material to the business or operations of SkyTerra taken as a whole have been filed as exhibits to SkyTerra’s Annual Report on 10-K for the year ended December 31, 2005 or any periodic Exchange Act report required to be filed since then, are valid and binding obligations of SkyTerra, and, to the knowledge of SkyTerra, the valid and binding obligation of each other party thereto, except such SkyTerra Contracts that, if not so valid and binding, individually or in the aggregate, have not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect. Neither SkyTerra nor, to the knowledge of SkyTerra, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such SkyTerra Contract except such violations or defaults under or terminations that, individually or in the aggregate, have not had and could not reasonably be expected to have a SkyTerra Material Adverse Effect.

Section 3.16                                Insurance. SkyTerra’s insurance policies are in all respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. SkyTerra has made available to Motient true and correct copies of all insurance policies maintained by SkyTerra, or evidence thereof, as of the date of this Agreement.

Section 3.17                                Ownership of MSV LP Units and MSV GP Shares. As of the date hereof, SkyTerra or its subsidiaries own 7,929,598 MSV LP Units and 792.96 MSV GP Shares and at the Initial Closing SkyTerra or its subsidiaries will own not less than 7,929,598 MSV LP Units and 792.96 MSV GP Shares (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event with respect to the MSV LP Units or MSV GP Shares that is declared or effected prior to the Initial Closing).

Section 3.18                                Purchase Entirely for Own Account. The MSV Interests and the Retained MSV Interests to be transferred to SkyTerra will be acquired for investment for SkyTerra’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and SkyTerra has no present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with applicable securities laws.

Section 3.19                                Reliance Upon SkyTerra’s Representations. SkyTerra understands that MSV Interests and the Retained MSV Interests will not be registered under the Securities Act and the sale provided for in this Agreement and Motient and Sub’s transfer of securities hereunder will be made in reliance upon an exemption from registration under the Securities Act, and that, in such case, Motient and Sub’s reliance on such exemption will be based on SkyTerra’s representations set forth herein.

Section 3.20                                Receipt of Information. SkyTerra believes it has received all the information it considers necessary or appropriate for deciding whether to acquire MSV Interests and the Retained MSV Interests. SkyTerra further represents that it has had an opportunity to ask questions and receive answers from Motient regarding the terms and conditions of the MSV Interests and the Retained MSV Interests and the business and financial condition of MSV and to obtain additional information (to the extent Motient possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or which it had access. The foregoing, however, does not limit or modify the representations or warranties of Motient and Sub in this Agreement or the right of SkyTerra to rely upon such representations or warranties. SkyTerra has not received, nor is it relying on, any representations or warranties from Motient or Sub, other than as provided herein.

Section 3.21                                Investor Status; etc. SkyTerra certifies and represents to Motient and Sub that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring MSV Interests or the

Retained MSV Interests. SkyTerra’s financial condition is such that it is able to bear the risk of holding the MSV Interests and the Retained MSV Interests for an indefinite period of time and the risk of loss of its entire investment. SkyTerra has sufficient knowledge and experience in investing in companies similar to MSV so as to be able to evaluate the risks and merits of its investment in MSV.

Section 3.22                                Restricted Securities. SkyTerra understands that the MSV Interests and the Retained MSV Interests may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the MSV Interests and the Retained MSV Interests or an available exemption from registration under the Securities Act, such MSV Interests and the Retained MSV Interests, must be held indefinitely. In particular, SkyTerra is aware that such MSV Interests and the Retained MSV Interests may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the conditions of the applicable rule are met. Among the conditions for use of Rules 144 and 145 is the availability of current information to the public about MSV.

Section 3.23                                Distribution Registration Statement and the Preferred Registration Statement. None of the information to be supplied by SkyTerra for inclusion in the Distribution Registration Statement or the Preferred Registration Statement will at the time such Distribution Registration Statement or the Preferred Registration Statement, as applicable, becomes effective and at the time of the Initial Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation is made by SkyTerra with respect to statements made therein based on information supplied by Motient or any of its subsidiaries or their representatives for inclusion in the Distribution Registration Statement or the Preferred Registration Statement pursuant to Section 2.13. The Distribution Registration Statement and the Preferred Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act, and the rules and regulations promulgated thereunder.

Section 3.24                                Issuances Exempt. Assuming the truth and accuracy of the representations and warranties of Motient contained in Article II hereof, the offer, sale, and issuance of the Restricted SkyTerra Shares and the Restricted Additional SkyTerra Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, except as permitted pursuant to Section 4.2.

Section 3.25                                No Integrated Offering. Neither SkyTerra, nor any of its Affiliates or any other person acting on SkyTerra’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Restricted SkyTerra Shares and the Restricted Additional SkyTerra Shares nor have any of such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Restricted SkyTerra Shares and Restricted Additional SkyTerra Shares under the Securities Act or cause this offering of the Restricted SkyTerra Shares and Restricted

Additional SkyTerra Shares to be integrated with any prior offering of securities of SkyTerra for purposes of the Securities Act.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1                                      HSR Act and FCC Approval. The parties will promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, which the parties shall file no later than 15 business days after the date hereof) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement. Any fees associated with such notifications or applications shall be borne 50% by Motient and 50% by SkyTerra. Each party will use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such authorizations, approvals and consents, including without limitation using commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to request the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each party shall, in connection with its obligation to use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such requisite authorizations, approvals or consents, use commercially reasonable efforts to (i) cooperate in all reasonable respects with the other parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other parties of any communication received by such party from or given by such party to, the United States Department of Justice (the “DOJ”), the United States Federal Trade Commission (the “FTC”), the FCC or any other Governmental Entity or quasi-governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other parties, or the other parties’ legal counsel, to review any communication given by it to, and consult with the other parties in advance of any meeting or conference with, the DOJ, the FTC, the FCC or any such other Governmental Entity or quasi-governmental entity or, in connection with any proceeding by a private party, with any other person and (iv) to the extent permitted by the FCC or other Governmental Entity, as appropriate, give the other parties the opportunity to attend and participate in such meetings and conferences.

Section 4.2                                      Blue Sky Laws. SkyTerra shall exercise its commercially reasonable best efforts to register or qualify (or obtain an exemption from registration) the SkyTerra Shares and the Additional SkyTerra Shares under the blue sky laws of the 50 states of the United States and of the District of Columbia and such other jurisdictions as Motient shall reasonably request, such registration, qualification or exemption to be obtained prior to the issuance and delivery to Motient’s stockholders of the applicable shares in accordance with this Agreement; provided, however, that, in the case of non-U.S. jurisdictions, SkyTerra will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.2, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction). SkyTerra shall pay for all fees (including filing and application fees), costs and expenses in connection therewith. However, the failure to obtain such “blue sky” clearance in each such jurisdiction shall not be a condition to closing and shall not prevent a Closing from occurring; provided, that SkyTerra shall not fail to obtain such “blue sky” clearance in (i) more than five such jurisdictions, (ii) Texas or (iii) New York; rather, those SkyTerra Shares or Additional SkyTerra Shares which may not be lawfully delivered (assuming exchange pursuant to Section 4.7) shall be held in trust by Motient or its nominee for the benefit of the stockholders of record otherwise entitled thereto until such time as they may be lawfully delivered. If, after the fifth anniversary of the Closing, such shares still may not be lawfully delivered, then SkyTerra shall deliver such shares to the government agency or official responsible for administering the securities or blue sky laws in such jurisdiction. Motient shall cooperate with and assist SkyTerra in connection with obtaining the “blue sky” clearance contemplated by this Section 4.2.

Section 4.3                                      Compliance with MSV Documents. (a)  The parties intend that this Agreement and the transactions contemplated hereby be consistent with the conditions and restrictions applicable to the parties and/or their affiliates pursuant to MSV’s organizational documents and/or pursuant to the agreements between or among MSV’s limited partners or the stockholders of MSV GP, including, without limitation, the MSV Documents (collectively, the “MSV Investor Agreements”). SkyTerra, Sub and Motient shall take all commercially reasonable actions necessary to comply with, or appropriately amend, the provisions of the MSV Investor Agreements relating to the sale of the MSV Interests and the Retained MSV Interests pursuant hereto.

(b)                                 Sub and SkyTerra shall each comply with the MSV ROFR. Notwithstanding the foregoing, any Transfer Notice (as defined in the MSV GP Stockholders Agreement) delivered by Sub pursuant to the MSV ROFR shall state that the minimum amount of MSV LP Units SkyTerra is willing to accept pursuant to this Agreement is the number of MSV LP Units to be exchanged in accordance with this Agreement. If another party to the MSV GP Stockholders Agreement exercises its right of first refusal pursuant to Section 8.2(a) thereof, Sub shall not be required to exchange its MSV Interests for the SkyTerra Shares pursuant to the terms hereof to the extent of such exercise, and its obligations hereunder shall be terminated with respect to the MSV Interests purchased by such other party pursuant thereto. Further, if another party to the MSV GP Stockholders’ Agreement exercises its right of first refusal pursuant to Section 8.2(a) of the MSV GP Stockholders’ Agreement and SkyTerra then exercises any of its rights under such Section 8.2(a), any purchase of MSV Interests by SkyTerra shall be made pursuant to this Agreement regardless of any substitute terms provided pursuant to such Section 8.2(a).

(c)                                  Sub hereby waives any rights of such party under Section 8.2(a) of the MSV GP Stockholders Agreement in connection with respect to any transactions contemplated by this Agreement or any other Transaction Exchange Agreement (as defined on Schedule B hereto).

(d)                                 If any party to the MSV GP Stockholders Agreement exercises its right of first refusal pursuant to Section 8.2(a) of the MSV GP Stockholders’ Agreement in connection with the transactions contemplated by any other Transaction Exchange Agreement, and the result of such exercise shall be that upon the consummation of the transactions contemplated by this Agreement and the other Transaction Exchange Agreements (to the extent such agreements have not been terminated as a result of such exercise), SkyTerra would not have the right to acquire 17,092,395.81 MSV LP Units, SkyTerra shall have the right to terminate this Agreement.

Section 4.4                                      No Transfers; No Alternative Transactions; Standstill.

(a)                                  Motient shall not, and shall cause its subsidiaries and the officers, directors, employees, representatives (including, without limitation, investment bankers, attorneys and accountants), agents or Affiliates or Motient and its subsidiaries not to, directly or indirectly, (i) solicit, initiate, encourage or facilitate any inquiries or the making of a proposal or offer with respect to, or consummate, an Alternative Proposal, (ii) participate in any discussions or negotiations with, deliver any consent with respect to, or provide any non-public information to, or afford any access to the properties, books or records of MSV, or otherwise take any other action to assist, facilitate or undertake (including granting any waiver or release under any standstill or similar agreement with respect to any securities of MSV), by itself or with any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act), any Alternative Proposal, or (iii) acquire, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right or interest in or any agreement to acquire any MSV LP Units or MSV GP Shares, other than the MSV Interests, the Retained MSV Interests owned as of the date hereof, or, prior to the Initial Closing, its indirect ownership of MSV LP Units and MSV GP Shares due to its ownership of shares of common stock of the Columbia/Spectrum Blocker Corporations. “Alternative Proposal” shall mean any offer or proposal, or any indication of interest in making an offer or proposal, made by any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) at any time, directly or indirectly, to acquire the MSV Interests or the Retained MSV Interests, (b) directly or indirectly sell, transfer, distribute, pledge, dispose of, grant an option with respect to or encumber the MSV Interests or the Retained MSV Interests or (c) deposit the MSV Interests or the Retained MSV Interests into a voting trust or enter into a voting agreement or arrangement with respect to the MSV Interests or the Retained MSV Interests or grant any proxy with respect thereto, in each case other than the transactions contemplated by this Agreement.

(b)                                 The parties shall execute, immediately prior to the Initial Closing, an instrument designating SkyTerra as the voting party for the MSV LP Units transferred at the Initial Closing (and, at each Subsequent Closing, an instrument designating SkyTerra as the voting party for the additional MSV LP Units transferred at such Subsequent Closing) for all matters requiring the vote of the Motient Group pursuant to Section 2.04(b) of the Voting Agreement, dated as of November 12, 2004 by and among those stockholders of Mobile Satellite Ventures GP Inc listed therein, as amended to date. Further, immediately prior to the Initial Closing the parties shall (i) amend Section 6.2 of the Amended and Restated Limited Partnership Agreement of Mobile Satellite Ventures LP (the “MSV LP Agreement”), dated as of November 12, 2004 in order to eliminate restrictions on transactions with affiliates, (ii) amend the MSV LP Agreement (A) to provide that the MSV LP Agreement shall not be amended in any manner that would impair Motient’s ability to exchange its Retained MSV Interests for Additional SkyTerra Shares at Subsequent Closings in accordance with the terms hereof and (B) whereby Sub shall waive its rights under Sections 10.1(a), (b) and (g) thereof (provided; however, that such waiver shall be conditional upon reasonable cooperation by MSV or its auditors with Sub in answering such questions from Sub as may be reasonably necessary to facilitate the filing of MSV’s financial statements by Sub or Motient with the SEC, in the event such filing is required pursuant to Regulation S-X) and (iii) amend the MSV GP Stockholders Agreement to allow the sale of shares of common stock of MSV GP independently of limited partnership units of MSV.

(c)                                  Except for transactions contemplated or permitted by this Agreement, Motient shall not, from the date hereof until the third anniversary of the Initial Closing (x) acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, any shares of SkyTerra Common Stock or SkyTerra Non-Voting Common Stock or any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of SkyTerra Common Stock or SkyTerra Non-Voting Common Stock, including, without limitation the SkyTerra Preferred Stock, and any option, warrant or other subscription or purchase right with respect to SkyTerra Common Stock, SkyTerra Non-Voting Common Stock or SkyTerra Preferred Stock, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, or (y) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any person in connection with such actions.

(d)                                 Except for (i) transactions contemplated or permitted by this Agreement, including without limitation, the transactions contemplated by Section 4.12(b) or (ii) with respect to any shares of Motient Common Stock otherwise acquired from Motient by SkyTerra in exchange for shares of TerreStar Common Stock (as defined below), and the disposition of such shares of Motient Common Stock permitted pursuant to the terms of such exchange, SkyTerra shall not, from the date hereof until the third anniversary of the Initial Closing (x) acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, any shares of Motient Common Stock or any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Motient Common Stock, including, without limitation any option, warrant or other subscription or purchase right with respect to Motient Common Stock, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, or (y) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any person in connection with such actions.

Section 4.5                                      Distribution Registration Statement and Preferred Registration Statement.

(a)                                  Each of the parties shall cooperate, and SkyTerra shall file with the SEC as soon as practicable, the Distribution Registration Statement and the Preferred Registration Statement. SkyTerra will cause the Distribution Registration Statement and the Preferred Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. SkyTerra shall use its commercially reasonable efforts, and Motient will cooperate with SkyTerra, to have the Distribution Registration Statement and the Preferred Registration Statement declared effective by the SEC as promptly as practicable. SkyTerra will advise Motient, promptly after it receives notice thereof, of the time when the Distribution Registration Statement or the Preferred Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of SkyTerra Common Stock for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Distribution Registration Statement or the Preferred Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(b)                                 SkyTerra shall cause there to occur Full Cooperation in connection with the Distribution Registration Agreement and the Preferred Registration Statement. “Full Cooperation” means, where, in addition to the cooperation otherwise required by this Agreement, SkyTerra (a) takes all actions as Motient reasonably requests in order to expedite or facilitate the disposition of the SkyTerra Shares (including, without limitation, causing senior management and other SkyTerra personnel to cooperate with Motient in connection with performing due diligence), (b) causes its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to Motient and (c) causes its registered independent public auditors to deliver a comfort letter, in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to Motient.

(c)                                  SkyTerra shall use its commercially reasonable efforts to maintain the effectiveness of the Distribution Registration Statement and the Preferred Registration Statement until such time as Motient completes the distribution to the Motient Common Stockholders described in Section 2.5(i) hereto, in the case of the Distribution Registration Statement, and Motient completes the distribution to the Motient Preferred Stockholders described in Section 2.5(A) hereto, in the case of the Preferred Registration Statement.

Section 4.6                                      Commercially Reasonable Efforts. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement or the MSV Documents and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, including, without limitation, amending the MSV Investor Agreements, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and approving the change of control of MSV and (ii) obtain all approvals required to be obtained from any Governmental Entity or third party necessary, proper or advisable to the transactions contemplated by this Agreement. Motient and Sub shall at any time, and from time to time, after the applicable Closing, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the request of SkyTerra, to confirm the sale of the MSV Interests or Retained MSV Interests, as the case may be, hereunder.

Section 4.7                                      Exchange of SkyTerra Non-Voting Common Stock for SkyTerra Common Stock. If Motient desires to transfer any shares of SkyTerra Non-Voting Common Stock to any person, other than a subsidiary of Motient or an entity of which Motient is a subsidiary, and, following such transfer and except in the case of transfers pursuant to the Distribution Registration Statement or the Preferred Registration Statement or in the case of sales by Motient in the open market pursuant to an effective registration statement or an exemption from registration, such person by itself or with any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) will not beneficially own 10% or more of SkyTerra’s voting power (as determined pursuant to Rule 13d-3 under the Exchange Act) then, at the request of Motient, SkyTerra will exchange such shares of SkyTerra Non-Voting Common Stock for SkyTerra Common Stock on a one-for-one basis (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected after the issuance of such shares of SkyTerra Non-Voting Common Stock being exchanged). Upon surrender of certificates representing the shares of SkyTerra Non-Voting Common Stock that are being exchanged as part of such transfer, SkyTerra will issue to the transferee certificates representing the appropriate number of shares of SkyTerra Common Stock. The shares of SkyTerra Common Stock issuable upon exchange of the shares of SkyTerra Non-Voting Common Stock have been duly authorized by SkyTerra and, when delivered in accordance with the terms of this Section 4.7, will be validly issued, fully paid and nonassessable.

Section 4.8                                      Motient Dividend. Motient shall use its commercially reasonable efforts to take all steps necessary to pay the dividend of the SkyTerra Shares to the Motient Common Stockholders promptly following the Initial Closing; provided, that the record date for such dividend shall be a date after the Initial Closing and following the closing of the transactions contemplated by the exchange agreements (collectively, the “Fund Exchange Agreements”), each dated as of the date hereof, pursuant to which Motient shall acquire 100% of the equity of TerreStar Networks Inc. held by Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Equity Partners III (Cayman), L.P., Columbia Capital Investors III, LLC, Columbia Capital Employee Investors III, L.L.C., Spectrum Equity Investors Parallel IV, L.P., Spectrum Equity Investors IV L.P., Spectrum IV Investment Managers’ Fund, L.P. Motient shall, upon taking all steps necessary therefore, distribute the shares of SkyTerra Common Stock into which the SkyTerra Shares issued in accordance with Section 2.5(i) are exchangeable pursuant to Section 4.7 in a dividend to the Motient Common Stockholders in accordance with the plan of distribution contained in the Distribution Registration Statement and otherwise in accordance with the Securities Act. Motient shall distribute the shares of SkyTerra Common Stock into which the Additional SkyTerra Shares issued in accordance with Section 2.5(A) are exchangeable pursuant to Section 4.7 to the Motient Preferred Stockholders upon conversion of their Motient Preferred Stock into Motient Common Stock in accordance with the plan of distribution contained in the Preferred Registration Statement and otherwise in accordance with the Securities Act.

Section 4.9                                      Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any Governmental Entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.10                                Prohibited Actions; Appropriate Adjustments.

(a)                                  From the date hereof through the Initial Closing, except as expressly contemplated by this Agreement, without obtaining the prior written consent of Motient, SkyTerra shall not set any record date with respect to any dividend or declare or pay any dividend, either in cash, securities or otherwise, on any shares of its capital stock (other than required dividends to the holders of the SkyTerra Preferred Stock in accordance with the terms thereof), repurchase any shares of its capital stock, make any distributions to the holders of its capital stock (other than regular dividends to the holders of SkyTerra Preferred Stock) or take any other similar action. Following the Initial Closing and until the later to occur of such time as (i) Motient no longer holds any shares of SkyTerra Non-Voting Common Stock and (ii) no Additional SkyTerra Shares may be purchased pursuant to this Agreement, in the event SkyTerra declares any stock split, combination, reclassification, dividend (in cash, securities or otherwise), stock distribution or the like as to the SkyTerra Common Stock, SkyTerra shall also declare an identical stock split, combination, reclassification, stock dividend, stock distribution or the like as to the SkyTerra Non-Voting Common Stock. In the event after the Initial Closing but prior to the final Subsequent Closing, SkyTerra declares any stock split, combination, reclassification, dividend (in cash, securities or otherwise), stock distribution or the like as to the SkyTerra Non-Voting Common Stock, SkyTerra shall make appropriate provision such that any Additional SkyTerra Shares which have not yet been sold to Motient shall be entitled to and at the Subsequent Closing at which such shares are purchased will receive the full benefit of such stock split, combination, reclassification, stock dividend, stock distribution or similar event at the time such Additional SkyTerra Shares are sold to Motient. Notwithstanding the foregoing, this Section 4.10(a) shall not prohibit, limit or apply to, (x) the Rights Offering or (y) the SkyTerra Permitted Issuances.

(b)                                 From the date hereof through the Initial Closing, except for the SkyTerra Permitted Issuances, without obtaining the prior written consent of Motient, SkyTerra shall not issue any shares of SkyTerra Common Stock or SkyTerra Non-Voting Common Stock or any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of SkyTerra Common Stock or SkyTerra Non-Voting Common Stock, including, without limitation the SkyTerra Preferred Stock, and any option, warrant or other subscription or purchase right with respect to SkyTerra Common Stock, SkyTerra Non-Voting Common Stock or SkyTerra Preferred Stock, other than issuances where (x) the aggregate gross proceeds of all such issuances do not exceed $125 million, (y) such securities are sold for no less than 90% of market value, and (z) such issuance does not result in any Person holding more than 40% of any class of SkyTerra capital stock increasing their percentage ownership of SkyTerra by virtue of participation in such issuance. Notwithstanding the foregoing, SkyTerra shall be permitted to enter into and consummate transactions (including the issuance of shares of SkyTerra Common Stock) with TMI Communications and Company, LP (“TMI”) and/or MSV’s directors, management and employees to acquire, directly or indirectly, their MSV LP Units and MSV GP Shares or options to acquire such securities; provided that the terms and conditions of such transactions (including the exchange ratios) shall be no more favorable to TMI and/or MSV’s directors, management and employees than those applicable to Motient in this Agreement.

(c)                                  From the date hereof until such time as no Additional SkyTerra Shares may be purchased pursuant to this Agreement, SkyTerra shall not take any action to amend the MSV Documents in a manner that would interfere with Motient’s ability to exchange its Retained MSV Interests for Additional SkyTerra Shares at Subsequent Closings in accordance with the terms hereof.

Section 4.11                                Tag Along Rights. Simultaneously with the Initial Closing, SkyTerra shall accept for purchase all MSV LP Units and MSV GP Shares properly tendered by the Limited Partners in accordance with Section 8.2(b) of the MSV Stockholders’ Agreement at the Tag Along Price (as defined in the MSV Stockholders’ Agreement) and in compliance with applicable laws and such purchase shall not reduce the MSV Interests to be sold by Sub pursuant to this Agreement.

Section 4.12                                Subsequent TerreStar Tag-Along Rights.

(a)                                  For a period of 15 days following the Initial Closing (the “Subsequent Tag Along Period”), Motient shall allow the members of MSV Investors (or, solely in the case of Bay Harbour MSV, Inc., the stockholders of such members) other than SkyTerra (the “MSV Investors Minority Holders”) who hold shares of common stock of TerreStar Networks, Inc. (“TerreStar Common Stock”) that are distributed by MSV Investors to them prior to the Initial Closing (“Distributed TerreStar Shares”) to exchange their Distributed TerreStar Shares at the same exchange ratio (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the expiration of the Subsequent Tag Along Period) and upon the same terms and conditions (including but not limited to investment representations and warranties by such MSV Investors Minority Holders sufficient to establish a private placement exemption for such offer and sale of Motient Common Stock by Motient) as Motient has agreed to exchange shares of Motient Common Stock for shares of TerreStar Common Stock under the Fund Exchange Agreements (including any registration rights contemplated thereby). This tag-along right may be exercised by each MSV Investors Minority Holder for its Distributed TerreStar Shares by delivery of a written notice to Motient (the “Tag Along Notice”) within the Subsequent Tag Along Period. The Tag Along Notice shall state the number of Distributed TerreStar Shares that such holder wishes to exchange for shares of Motient Common Stock. Upon the giving of a Tag Along Notice, such MSV Investors Minority Holder shall be entitled and obligated to exchange the number of Distributed TerreStar Shares set forth in the Tag Along Notice, on the terms and conditions set forth in the Fund Exchange Agreements, and Motient and such MSV Investors Minority Holder shall enter into an agreement relating thereto in substantially the form of the Fund Exchange Agreements.

(b)                                 For the Subsequent Tag Along Period, Motient shall allow SkyTerra to exchange its Distributed TerreStar Shares at the same exchange ratio (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the expiration of the Subsequent Tag Along Period) and upon the same terms and conditions as Motient has agreed to exchange shares of Motient Common Stock for shares of TerreStar Common Stock under the Fund Exchange Agreements; provided that (i) SkyTerra shall be obligated to distribute the shares of Motient Common Stock that it receives for such Distributed TerreStar Shares as a pro rata dividend to the holders of SkyTerra Non-Voting Common Stock and SkyTerra Common Stock, the record date for which dividend shall be after the Initial Closing hereunder, and shall only dispose of such shares of Motient Common Stock through such dividend and to Motient at

Subsequent Closings hereunder pursuant to the terms hereof, (ii) Motient shall grant registration rights to SkyTerra with respect to such dividend on terms substantially similar to the registration rights granted by SkyTerra to Motient hereunder and under the Registration Rights Agreement with respect to the Distribution Registration Statement, and (iii) prior to distribution of such shares, SkyTerra shall agree to cause any shares of Motient Common Stock that it receives pursuant to this Section 4.12(b) to be voted at any meeting of stockholders and in connection with any action by written consent, pro rata with all other votes cast at such meeting (or by written consent) by the other holders of Motient Common Stock. This tag-along right may be exercised by SkyTerra for its Distributed TerreStar Shares by delivery of a Tag Along Notice to Motient within the Subsequent Tag Along Period. The Tag Along Notice shall state the number of Distributed TerreStar Shares that SkyTerra wishes to exchange for shares of Motient Common Stock. Upon the giving of a Tag Along Notice, SkyTerra shall be entitled and obligated to exchange the number of Distributed TerreStar Shares set forth in the Tag Along Notice, on the terms and conditions set forth in the Fund Exchange Agreements and subject to the other provisions of this Section 4.12(b), and Motient and SkyTerra shall enter into an agreement relating thereto in substantially the form of the Fund Exchange Agreements (with such changes as required by this Section 4.12(b)).

ARTICLE V

CONDITIONS TO INITIAL CLOSING OF SKYTERRA

The obligation of SkyTerra to purchase the MSV Interests from Sub, and to issue the SkyTerra Shares to Motient, at the Initial Closing is subject to the fulfillment to SkyTerra’s satisfaction (unless waived by SkyTerra) on or prior to the Initial Closing Date of each of the following conditions:

Section 5.1                                      Representations and Warranties. Each representation and warranty made by Motient and Sub in Article II above shall be true and correct in all material respects on and as of the Initial Closing Date as though made as of the Initial Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided, however, that any representations and warranties which by their terms are qualified by materiality which shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Initial Closing Date.

Section 5.2                                      Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Motient and Sub on or prior to the Initial Closing Date shall have been performed or complied with by Motient or Sub, as applicable, in all respects.

Section 5.3                                      Registration Rights Agreement. Motient shall have entered into the Registration Rights Agreement.

Section 5.4                                      Opinion of Motient’s Counsel. SkyTerra shall have received at the Initial Closing from Andrews Kurth LLP and Richards Layton & Finger, counsel to Motient, an opinion in substantially the form attached as Exhibit E hereto dated as of the Initial Closing Date.

Section 5.5                                      Certificates and Documents. Motient shall have delivered at or prior to the Initial Closing to SkyTerra the Motient Initial Closing Deliveries.

Section 5.6                                      Compliance Certificate. Motient shall have delivered to SkyTerra or its counsel a certificate signed by the Chief Executive Officer of Motient, dated the Initial Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 above.

Section 5.7                                      Final Order of FCC. All necessary FCC approvals shall have been obtained without the imposition on SkyTerra of any material adverse conditions and such approvals shall have become Final Orders and shall be in full force and effect, provided that SkyTerra may waive the condition that the approvals have become Final Orders. For the purpose of this Agreement, “Final Order” means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended within forty days after being obtained.

Section 5.8                                      HSR Approval. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

Section 5.9                                      Intentionally Omitted.

Section 5.10                                Effective Registration Statements. Both the Distribution Registration Statement and the Preferred Registration Statement shall have become effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

Section 5.11                                MSV Investors, LLC and other MSV Members. SkyTerra shall have entered into binding agreements to acquire (x) all of the equity of MSV Investors, LLC not currently owned, directly or indirectly, by SkyTerra and (y) 100% of the MSV LP Units and MSV GP Shares held by the Columbia/Spectrum Blocker Corporations, in each case, such acquisition to occur no later than one day after the Initial Closing Date.

Section 5.12                                Intentionally Omitted.

Section 5.13                                Exchange of SkyTerra Non-Voting Common Stock. All shares of SkyTerra Non-Voting Common Stock shall have been exchanged (or will be exchanged substantially contemporaneously with the Initial Closing) for SkyTerra Common Stock on a one-for-one basis in compliance with that certain Investment Agreement dated as of April 2, 2002, and no shares of SkyTerra Non-Voting Common Stock outstanding as of the date hereof or to be issued in the Rights Offering shall be outstanding, other than the shares of SkyTerra Non-Voting Common Stock to be issued to Motient.

Section 5.14                                FIRPTA Certificate. Sub shall have furnished SkyTerra an affidavit certifying as to Sub’s non-foreign status in accordance with the requirements of Section 1.1445-2(b) of the Internal Revenue Service Treasury Regulations.

ARTICLE VI

CONDITIONS TO INITIAL CLOSING OF MOTIENT AND SUB

The obligation of Motient to purchase the SkyTerra Shares from SkyTerra, and to transfer the MSV Interests to SkyTerra, at the Initial Closing is subject to the fulfillment to Motient’s satisfaction (unless waived by Motient) on or prior to the Initial Closing Date of each of the following conditions:

Section 6.1                                      Representations and Warranties. Each representation and warranty made by SkyTerra in Article III above shall be true and correct in all material respects on and as of the Initial Closing Date as though made as of the Initial Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided, however, that any representations and warranties which by their terms are qualified by materiality which shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Initial Closing Date.

Section 6.2                                      Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by SkyTerra on or prior to the Initial Closing Date shall have been performed or complied with by SkyTerra in all respects.

Section 6.3                                      Registration Rights Agreement. SkyTerra shall have entered into the Registration Rights Agreement.

Section 6.4                                      Opinion of Company’s Counsel. Motient shall have received at the Initial Closing from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to SkyTerra, an opinion in substantially the form attached as Exhibit F hereto dated as of the Initial Closing Date.

Section 6.5                                      Certificates and Documents. SkyTerra shall have delivered at or prior to the Initial Closing to Motient the SkyTerra Initial Closing Deliveries.

Section 6.6                                      Compliance Certificate. SkyTerra shall have delivered to Motient or its counsel a certificate signed by the Chief Executive Officer of SkyTerra, dated the Initial Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 above.

Section 6.7                                      Rights Offering and Conversion of SkyTerra Preferred Stock. The Rights Offering shall have been completed and no shares of SkyTerra Preferred Stock shall be outstanding.

Section 6.8                                      FCC Approval. All necessary FCC approvals shall have been obtained and shall be in full force and effect.

Section 6.9                                      HSR Approval. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

Section 6.10                                Effective Registration Statements. Both the Distribution Registration Statement and the Preferred Registration Statement shall have become effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

Section 6.11                                MSV Investors, LLC and other MSV member. SkyTerra shall have entered into binding agreements to acquire (x) all of the equity of MSV Investors, LLC not currently owned, directly or indirectly, by SkyTerra and (y) 100% of the MSV LP Units and MSV GP Shares held by the Columbia/Spectrum Blocker Corporations, in each case, such acquisition to occur no later than one day after the Initial Closing Date.

Section 6.12                                Intentionally Omitted.

Section 6.13                                Board of Directors. One director proposed by Motient and acceptable to SkyTerra in its sole and absolute discretion shall have been appointed to the SkyTerra board of directors effective as of the Initial Closing and the board of directors of SkyTerra shall consist of no more than seven (7) persons.

Section 6.14                                Intentionally Omitted.

Section 6.15                                Cash Balance. SkyTerra and its subsidiaries (but not including MSV or TerreStar for these purposes) shall have an aggregate cash balance of not less than $1, net of any indebtedness for borrowed money.

ARTICLE VII

RETAINED MSV INTERESTS

Section 7.1                                      Option.

(a)                                  SkyTerra hereby grants to Motient the irrevocable right and option, exercisable in Motient’s sole and absolute discretion, at any time and from time to time following the Initial Closing Date but prior to the fifth anniversary of the Initial Closing Date (each, an “Option Date” and together, the “Option Dates”), to exchange, or to cause the exchange of, (i) that number of the Retained MSV Interests as determined in Motient’s sole discretion for (ii) the number of the Additional SkyTerra Shares in accordance with the Subsequent Closing Exchange Ratio;

(b)                                 Motient hereby grants to SkyTerra the irrevocable right and option, exercisable at any time on or after a SkyTerra Change of Control (as defined below), to exchange, or to cause the exchange of, (i) all, and not less than all, of the remaining Retained MSV Interests for (ii) all, and not less than all, of the remaining Additional SkyTerra Shares; provided, however, that this right shall only be exercisable in the event that the Preferred Registration Statement is effective at the time such right would otherwise be exercisable by SkyTerra. A “SkyTerra Change of Control” shall be deemed to occur upon (A) the acquisition of SkyTerra by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless SkyTerra’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for SkyTerra’s acquisition or sale or otherwise) hold at least 50% of the voting power, directly or indirectly, of the surviving or acquiring entity (except that the sale by SkyTerra of shares of its capital stock to financial investors in bona fide financing transactions shall not be deemed a SkyTerra Change of Control for this purpose); (B) a sale or transfer of all or substantially all of the assets of SkyTerra to a third party, including a sale or transfer of all or substantially all of the assets of SkyTerra’s subsidiaries, if such assets constitute substantially all of the assets of SkyTerra and such subsidiaries taken as a whole, unless SkyTerra’s stockholders of record as constituted immediately prior to such sale will, immediately after such sale (by virtue of securities issued as consideration for SkyTerra’s sale or otherwise) hold at least 50% of the beneficial ownership or voting power; or (C) if any person or group of related persons (as defined in Rule 13(d) of the Exchange Act) shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding voting stock of SkyTerra, unless SkyTerra’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition hold at least 50% of the voting power, directly or indirectly, of the acquiring entity or group; provided, however, the receipt by Motient of shares of SkyTerra Non-Voting Common Stock and any exchange of such shares for SkyTerra Common Stock shall not be deemed to be a SkyTerra Change of Control.

(c)                                  Unless all Additional SkyTerra Shares and Retained MSV Interests shall have been previously exchanged, the option shall be deemed to be exercised with respect to all remaining Retained MSV Interests not previously exchanged on May 6, 2021; provided, however, that the consideration paid for such Retained MSV Interests at such closing shall be a number of shares of SkyTerra Common Stock then equal in fair market value to the then fair market value of the Retained MSV Interests.

Section 7.2                                      Exercise and Closing of Option.

(a)                                  The options granted under Section 7.1 above shall be exercisable by delivery of written notice (the “Option Exercise Notice”), from Motient to SkyTerra or SkyTerra to Motient, as the case may be, except in the case of Section 7.1(c), in which case the Option Exercise Notice shall be deemed to have been delivered on May 6, 2021. If the Option Exercise Notice is delivered from Motient to SkyTerra, the Option Exercise Notice shall include the number of Additional SkyTerra Shares to be issued that shall be distributed by Motient to the Motient Preferred Stockholders and the number of Additional SkyTerra Shares to be sold by Motient pursuant to an effective registration statement filed with the SEC or pursuant to an exemption from registration.

(b)                                 Subject to Section 7.2(c), a Subsequent Closing of the transactions described in Section 7.1 above shall occur on a date (each, a “Subsequent Closing Date”) not more than two business days after the delivery of an Option Exercise Notice.

(c)                                  The obligations of the parties to consummate each Subsequent Closing shall be subject to the satisfaction or waiver (in whole or in part, in writing, by the party in whose favor the condition must be satisfied for purposes of consummating such transactions) on or before the applicable Subsequent Closing Date of each of the following conditions:

(i)             No law or order shall have been enacted by any Governmental Entity to enjoin, restrain or prohibit this Agreement or the transaction contemplated hereby, if such law or order would make it unlawful to consummate such transactions;

(ii)          The representations and warranties of Motient and Sub set forth in Article II and the representations and warranties of SkyTerra set forth in Section 3.1, Section 3.2(b), Section 3.3, Section 3.4 and Sections 3.18 through 3.22 and Sections 3.24 and 3.25, shall be true and correct in all material respects as of the applicable Subsequent Closing Date as though such representations and warranties were then made (unless compliance with any such representations and warranties are waived by the other party), and each party shall have delivered to the other party an officer’s certificate to the effect that such condition is satisfied in all respects; and

(iii)       Motient shall have delivered the Motient Subsequent Closing Deliveries, and SkyTerra shall have delivered the SkyTerra Subsequent Closing Delivery.

ARTICLE VIII

INDEMNIFICATION

Section 8.1                                      Survival of Representations and Warranties. The warranties and representations of Motient, Sub and SkyTerra contained in this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing for a period of twelve (12) months following such Initial Closing (the “Initial Closing Survival Period”), and the warranties and representations of Motient and Sub contained in this Agreement and the warranties and representations of SkyTerra contained in Section 3.1, Section 3.2(b), Section 3.3, Section 3.4 and Sections 3.18 through 3.22 and Sections 3.24 and 3.25 of this Agreement with respect to a Subsequent Closing shall survive such Subsequent Closing for a period of twelve (12) months following such Subsequent Closing (each, a “Subsequent Closing Survival Period” and, together with the Initial Closing Survival Period, a “Survival Period”), and in each case shall in no way be affected by any investigation of the subject matter thereof made by any party hereto; provided that the representations and warranties contained in Section 2.13 and 3.23 shall survive indefinitely and the sole remedy (except in the case of fraud or where specific performance is sought) for breaches of the representations and warranties contained in Section 2.13 and 3.23 shall be provided in the Registration Rights Agreement. The covenants and agreements shall survive the Initial Closing in accordance with their terms.

Section 8.2                                      Obligation to Indemnify.

(a)                                  SkyTerra Obligation to Indemnify. From and after the Initial Closing, SkyTerra shall indemnify, defend and hold harmless Motient, Sub and their respective officers, directors, stockholders, partners, employees, subsidiaries, agents and affiliates (each, a “Motient Indemnitee”), from and against all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys’, accountants’ and investigatory fees and expenses) (collectively, “Losses”) to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of SkyTerra contained in this Agreement for which a claim is initiated prior to the expiration of the applicable Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of SkyTerra contained in this Agreement.

(b)                                 Motient’s Obligation to Indemnify. From and after the Initial Closing Date, Motient and Sub, jointly and severally, shall indemnify, defend and hold harmless SkyTerra and its officers, directors, stockholders,  partners, employees, agents and affiliates (each, a “SkyTerra Indemnitee”) from and against any and all Losses to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of Motient or Sub contained in this Agreement for which a claim is initiated prior to the expiration of the applicable Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of Motient or Sub contained in this Agreement.

(c)                                  Indemnification Basket Amount. Notwithstanding the foregoing, an Indemnifying Party (as defined below) shall not be required to indemnify an Indemnified Party (as defined below) pursuant to Section 8.2(a) or Section 8.2(b), as applicable, unless and until the amount of all Losses incurred by such Indemnified Party exceeds $5,000,000 in the aggregate (the “Basket Amount”), in which case the Indemnifying Party shall be required to indemnify the Indemnified Party for any and all such Losses in excess of the Basket Amount; provided that with respect to Section 6.15, the Basket Amount shall be $2,000,000; provided further, however, that the limitation set forth in this Section 8.2(c) shall not apply to Losses resulting from a breach of the representations and warranties set forth in Sections 2.2 or 3.2(b).

Section 8.3                                      Indemnification Procedures.

(a)                                  The person seeking indemnification hereunder (each, an “Indemnified Party”) shall give the party or parties from whom indemnification is sought or to be sought (each, an “Indemnifying Party”) prompt written notice of any Loss as to which they have received written notification. If an indemnification claim involves a claim by a third party (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby. An Indemnifying Party shall have ten business days from the delivery of such notice (the “Notice Response Period”) to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim or demand. If an Indemnifying Party disputes its liability to an Indemnified Party hereunder with respect to such claim or demand or the amount thereof, such dispute shall be resolved by a civil action in a court of appropriate jurisdiction (including as part of any proceeding with respect to the claim that gave rise to the indemnification claim to which such dispute relates) which may be commenced by either party. During the Notice Response Period, no such claim or demand may be settled by the Indemnified Party.

(b)                                 With respect to each Indemnification Matter (as defined below), the Indemnified Parties will have the sole right and authority to control the defense against any Third

Party Claim with one counsel of their collective choice. This right shall include the right to settle or resolve the Third Party Claim by entering into an agreement memorializing the terms of settlement or resolution (a “Settlement Agreement”), provided however, that the Indemnified Party provides the Indemnifying Party with notice (in accordance with Section 8.4 hereof) of its intent to enter into a Settlement Agreement, which notice shall include the proposed terms of the Settlement Agreement. The Indemnifying Party shall, within ten business days of receipt of such notice, have the right to reject the proposed Settlement Agreement, but shall do so only if it reasonably determines that the Settlement Agreement does not represent a bona fide and reasonable resolution of the underlying Third Party Claim. The Indemnifying Party (and any Indemnified Party who is not otherwise satisfied with the one counsel chosen by the Indemnified Parties collectively) may retain separate co-counsel at their sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that in no event may any Indemnifying Party consent to the entry of any judgment, enter into any settlement with respect to the Third Party Claim or agree with any Person other than the Indemnified Party, to take any other action with respect to the Third Party Claim without the prior written consent of the Indemnified Party . If it is determined pursuant to an order or Settlement Agreement that an Indemnifying Party is responsible for all or a portion of any amounts for which the Indemnified Party is liable as a result of such Third Party Claim hereunder, the Indemnifying Party shall, pursuant to Section 8.4(b), render payment to the Indemnified Party for all Losses resulting from such claim, subject to the provisions of Section 8.5.

Section 8.4                                      Notices and Payments.

With respect to each separate matter which is subject to indemnification under this Article VIII (each, an “Indemnification Matter”):

(a)                                  Notice. Upon the Indemnified Party’s receipt of written documents pertaining to an Indemnification Matter, or, if the Indemnification Matter does not involve a third party demand or claim, within a reasonable time after the Indemnified Party first has actual knowledge of such Indemnification Matter, the Indemnified Party shall give written notice to the Indemnifying Party of the nature of such Indemnification Matter, and, if susceptible to estimation at such time, the Indemnified Party’s best estimate of the amount demanded or claimed in connection therewith as provided in Section 8.3; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby.

(b)                                 Payment. Upon determination of the amount of the Loss (whether due to the Indemnifying Party’s failure to dispute the indemnification matter, by agreement among the parties, or after a settlement agreement is executed or a final order is rendered with respect to the indemnification matter), the Indemnifying Party shall promptly (and in any event, not later than ten days after such determination) pay to the Indemnified Party all amounts owing by the Indemnifying Party under this Article VIII with respect to such indemnification matter, subject to the limitations set forth in Section 8.5.

Section 8.5                                      Limited Remedy.

(a)                                  Motient Indemnitee Indemnification Limit. Except in the case of fraud or where specific performance is sought, the maximum amount all Motient Indemnitees may recover in the aggregate pursuant to the indemnity set forth in Section 8.2(a) hereof with respect to a Closing shall be limited to the value of the shares of SkyTerra Common Stock into which the shares of SkyTerra Non-Voting Common Stock to be purchased at such Closing may be exchanged based on the average of the high and low sales price for the five trading day period immediately prior to, and including, the Closing Date (plus the value of any additional property required to be provided to Motient pursuant to Section 4.10(a) hereof at such Closing, if any).

(b)                                 SkyTerra Indemnitee Indemnification Limit. Except in the case of fraud or where specific performance is sought, the maximum amount all SkyTerra Indemnitees may recover in the aggregate pursuant to the indemnity set forth in Section 8.2(b) hereof with respect to a Closing shall be limited to the value of the shares of SkyTerra Common Stock into which the shares of SkyTerra Non-Voting Common Stock to be purchased at such Closing may be exchanged based on the average of the high and low sales price for the five trading day period immediately prior to, and including, the Closing Date  (plus the value of any additional property required to be provided to Motient pursuant to Section 4.10(a) hereof at such Closing, if any).

ARTICLE IX

MISCELLANEOUS

Section 9.1                                      Termination. This Agreement may be terminated prior to the Initial Closing as follows:

(i)             at any time on or prior to the Initial Closing Date, by mutual written consent of Motient and SkyTerra;

(ii)          at the election of Motient or SkyTerra by written notice to the other parties hereto after 5:00 p.m., New York time, on December 31, 2006, if the Initial Closing shall not have occurred, unless such date is extended by the mutual written consent of Motient and SkyTerra; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose affiliate’s failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of or resulted in the failure of the Initial Closing to occur on or before such date;

(iii)       at the election of Motient, if there has been a material breach of any representation, warranty, covenant or agreement on the part of SkyTerra contained in this Agreement, which breach has not been cured within fifteen (15) days of notice to SkyTerra of such breach; or

(iv)      at the election of SkyTerra, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Motient contained in this Agreement, which breach has not been cured within fifteen (15) days notice to Motient of such breach.

Section 9.2                                      Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of this Section 9.2 and Sections 9.3 through 9.15 (inclusive); provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(i), or Section 9.1(ii), (b) nothing shall relieve any of the parties from liability for actual damages resulting from a breach of any representation, warranty, covenant or agreement which gave rise to a termination of this Agreement pursuant to Section 9.1(iii) or 9.1(iv).

Section 9.3                                      Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

Section 9.4                                      Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

Section 9.5                                      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

Section 9.6                                      Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by facsimile (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

To Motient or Sub:

Motient Corporation
300 Knightsbridge Parkway
Lincolnshire Parkway
Lincolnshire, IL 60069
Facsimile: (847) 478-4810
Attention:  General Counsel

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Facsimile: (713) 220-4285
Attention:  Mark Young

To SkyTerra:

SkyTerra Communications, Inc.
19 West 44th Street, Suite 507
New York, New York 10036
Facsimile:
Attn:                    Robert C. Lewis

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (917) 777-2918
Attn:                    Gregory A. Fernicola, Esq.

Section 9.7                                      Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.8                                      Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.9                                      Entire Agreement; Non-Assignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the SkyTerra Disclosure Schedule: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Letter of Intent dated September 22, 2005, between Motient, SkyTerra, TMI and the Other MSV Shareholders (as defined in such Letter of Intent); (b) are not intended to confer upon any other person (except the Motient Indemnitees and the SkyTerra Indemnitees and, solely with respect to Section 4.12 hereof, the MSV Investors Holders) any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Without limiting the foregoing, no party shall be deemed to have made any representation or warranty other than as expressly made herein.

Section 9.10                                Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 9.11                                Certain Definitions. References in this Agreement to “subsidiaries” of SkyTerra or Motient shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by SkyTerra or Motient, as the case may be. References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity. “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Section 9.12                                Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

Section 9.13                                Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties to this Agreement hereby agree that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

Section 9.14                                Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the exclusive venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.6 shall be deemed effective service of process on such party.

Section 9.15                                Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

MOTIENT CORPORATION

By:	/s/ Christopher Downie
	Name:	Christopher Downie
	Title:	Executive Vice President and Chief Operating Officer

MOTIENT VENTURES HOLDING INC.

By:	/s/ Christopher Downie
	Name:	Christopher Downie
	Title:	Executive Vice President and
Chief Operating Officer

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Jeffrey A. Leddy
	Name:	Jeffrey A. Leddy
	Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

Exhibit A

Form of Amendment No. 2 to the TerreStar Networks Inc. Stockholders’ Agreement

A-1

Exhibit B

Form of Amended and Restated TerreStar Networks Inc. Stockholders’ Agreement

B-1

Exhibit C

Form of Amendment No. 3 to the Amended and Restated Stockholders’ Agreement of
Mobile Satellite Ventures GP, Inc.

C-1

Exhibit D

Form of Registration Rights Agreement

D-1

form of REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                  , is by and between Motient Corporation, a Delaware corporation (“Motient”), and SkyTerra Communications, Inc., a Delaware corporation (“SkyTerra”). Certain capitalized terms used herein are defined in Section 7 below. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the MSV Exchange Agreement (as hereinafter defined).

RECITALS:

WHEREAS, Motient, MVH Holdings Inc., a Delaware corporation and wholly owned subsidiary of Motient  (“MVH”), and SkyTerra have entered into an Exchange Agreement, dated as of May 6, 2006 (the “MSV Exchange Agreement”), that provides, subject to the terms and conditions thereof, for the purchase by SkyTerra of 100% of the limited partnership units (the “MSV LP Units”) of Mobile Satellite Ventures, LP, a Delaware limited partnership (“MSV”)  and common stock of Mobile Satellite Ventures GP, Inc., a Delaware corporation and the general partner of MSV (“MSV GP Shares”), held directly by MVH (the “MSV Exchange”);

WHEREAS, as part of the consideration to be paid in the MSV Exchange, SkyTerra will issue an aggregate of 44,333,417 shares (the “Acquired Shares”) of non-voting common stock, par value $0.01 per share of SkyTerra, exchangeable in certain circumstances for an equal number of shares of common stock, par value $0.01 per share, of SkyTerra (“Common Shares”) pursuant to Section 4.7 of the MSV Exchange Agreement;

WHEREAS, in order to induce Motient to consummate the transactions under the MSV Exchange Agreement, SkyTerra has agreed to provide certain registration rights on the terms and subject to the conditions set forth herein; and

WHEREAS, it is a condition to the closing of the transactions under the MSV Exchange Agreement that SkyTerra and Motient enter into this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.                            REGISTRATION UNDER THE SECURITIES ACT.

1.1                     Registration.

(a)                                  As promptly as possible after the date hereof, and in any event prior to the date that is ten (10) business days following the date hereof, SkyTerra shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on the appropriate form for the purpose of registering under the Securities Act 14,407,343 of the Common Shares (as appropriately adjusted in accordance with the MSV Exchange Agreement) (the “Resale Shares”) for resale by Motient (the “Resale Registration Statement”). SkyTerra agrees to use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective as soon as practicable after the filing thereof with the SEC.

(b)                                 SkyTerra shall keep the Resale Registration Statement effective (including through the filing of any required post-effective amendments) until the earlier to occur of (i) such time as Motient has sold all of the Common Shares registered thereunder or (ii) July 15, 2010; provided, that such date shall be extended by the amount of time of any period during which Motient may not use the Resale Registration Statement as the result of the occurrence of an event described in Section 1.2(e) (ii), (iii) or (iv) below. Thereafter, SkyTerra shall be entitled to withdraw the Resale Registration Statement and, upon such withdrawal, Motient shall have no further right to sell any of the Common Shares pursuant to the Resale Registration Statement (or any prospectus forming a part thereof).

(c)                                  Pursuant to Section 1.3(b)(ii) of the MSV Exchange Agreement, SkyTerra has filed a registration statement on Form S-3 (File No. 333-          ) with the SEC registering under the Securities Act 25,478,273 of the Common Shares (as appropriately adjusted in accordance with the MSV Exchange Agreement) for distribution by Motient as a dividend to the Motient Common Stockholders (the “Distribution Registration Statement”). The Distribution Registration Statement was declared effective by the SEC on                       , 2006.

(d)                                 Pursuant to Section 1.3(b)(iii) of the MSV Exchange Agreement, SkyTerra has filed a registration statement on Form S-3 (File No. 333-          ) with the SEC registering under the Securities Act 4,447,801 of the Common Shares (as appropriately adjusted in accordance with the MSV Exchange Agreement) for distribution by Motient to the holders of Motient’s Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock upon the election by the holders of such shares to convert such shares of Motient preferred stock into shares of Motient Common Stock (the “Preferred Registration Statement” and, together with the Distribution Registration Statement and the Resale Registration Statement, the “Registration Statements”). The Preferred Registration Statement was declared effective by the SEC on                       , 2006. The registrations effected pursuant to the Registration Statements are referred to herein as the “Registrations.”

(e)                                  SkyTerra shall keep the (i) Distribution Registration Statement effective (including through the filing of any required post-effective amendments) until such time as Motient declares and pays the dividend of the Common Shares to the Motient Common Stockholders referenced in the Distribution Registration Statement and (ii) Preferred Registration Statement effective (including through the filing of any required post-effective amendments) until the earlier to occur of (A) the date after which all of the Common Shares registered thereunder shall have been distributed by Motient to its preferred stockholders and (B) July 15, 2010; provided, that such date shall be extended by the amount of time of any period during which Motient may not use the Preferred Registration Statement as the result of the occurrence of an event described in Section 1.2(e) (ii), (iii) or (iv) below. Thereafter, SkyTerra shall be entitled to withdraw the Distribution Registration Statement and the Preferred Registration Statement, as applicable, and, upon such withdrawal, Motient shall have no further right to distribute any of the Common Shares pursuant to the Distribution Registration Statement or Preferred Registration Statement (or any prospectus forming a part thereof), as applicable.

1.2                               Registration Procedures. Subject to the terms and conditions hereof, whenever any Common Shares are required to be registered pursuant to this Agreement or were required to be registered pursuant to the MSV Exchange Agreement, SkyTerra shall use its commercially reasonable efforts to effect the registration (if not previously effected) and the sale or distribution of

2

such Common Shares (if not previously sold or distributed) in accordance with the intended method of disposition thereof, and pursuant thereto SkyTerra shall as expeditiously as practicable:

(a)                                  promptly prepare and file with the SEC the applicable registration statement with respect to such Common Shares (and any amendments, including any post-effective amendments or supplements to such registration statement SkyTerra deems to be necessary) and use its commercially reasonable efforts to cause such registration statement to become effective and to comply with the provisions of the Securities Act applicable to it; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, SkyTerra shall furnish to counsel for Motient copies of all such documents proposed to be filed, including documents incorporated by reference in the registration statement and, if requested by Motient, the exhibits incorporated by reference so as to provide Motient and its counsel a reasonable opportunity to review and comment on such documents, and SkyTerra (i) will make such changes and additions thereto as reasonably requested by counsel to Motient prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto and (ii) if Motient is an underwriter or controlling person of SkyTerra, to include therein material relating to Motient or the plan of distribution for the Common Shares registered thereunder, furnished to SkyTerra in writing, which, in the reasonable judgment of Motient, should be included;

(b)                                 furnish to Motient such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement and such other documents as Motient may reasonably request in order to facilitate the disposition of such Common Shares registered thereunder; provided, however, that SkyTerra shall have no obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by SkyTerra;

(c)                                  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement with respect to such Common Shares registered thereunder effective for the applicable time periods as specified in Section 1.1 in order to complete the disposition of the Common Shares covered by such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all Common Shares covered by such registration statement during such period in accordance with the intended methods of disposition thereof as set forth in such registration statement;

(d)                                 use its commercially reasonable efforts to register or qualify such Common Shares under such other securities or blue sky laws of such jurisdictions as Motient (or any other holder whose securities are included in a registration statement on which Common Shares are registered) reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Motient to consummate the disposition in such jurisdictions of the Common Shares owned by Motient (provided that SkyTerra shall not be required to (i) qualify generally to do

3

business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)                                  notify Motient, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when a registration statement or any post-effective amendment has become effective under the Securities Act, (ii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus, (iii) of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (whereupon Motient shall immediately cease any offers, sales or other distribution of Common Shares registered thereunder), and, subject to 1.3(c), SkyTerra shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter used by Motient for the resale of the Common Shares or delivered to the stockholders of Motient in connection with the distribution of such Common Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the Common Shares included in such registration statement for sale or distribution in any jurisdiction;

(f)                                    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Shares included in such registration statement for sale or distribution in any jurisdiction, SkyTerra shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order and shall prepare and file an amended or supplemented prospectus, if required; and

(g)                                 provide a transfer agent and registrar for all such Common Shares not later than the effective date of such registration statement;

(h)                                 use its commercially reasonable efforts to cause such Common Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Motient to complete the disposition of the Common Shares covered by such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all Common Shares covered by such registration statement during such period in accordance with the intended methods of disposition by Motient thereof set forth in such registration statement;

(i)                                     make available for inspection by Motient, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or

4

other agent retained by Motient or underwriter, all financial and other records, pertinent corporate documents and properties of SkyTerra, and cause SkyTerra’s officers, managers, employees and independent accountants to supply all information reasonably requested by SkyTerra, underwriter, attorney, accountant or agent in connection with such registration statement; and

(j)                                     make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act.

1.3                               Other Procedural Matters.

(a)                                  SEC Correspondence. SkyTerra shall make available to Motient promptly after the same is prepared and publicly distributed, filed with the SEC, or received by SkyTerra, one copy of each registration statement and any amendment thereto, each preliminary prospectus and each amendment or supplement thereto, each letter written by or on behalf of SkyTerra to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such registration statement. SkyTerra will promptly respond to any and all comments received from the SEC, with a view towards causing each registration statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such registration statement or any amendment thereto will not be subject to review.

(b)                                 SkyTerra may require Motient to furnish to SkyTerra any other information regarding Motient and the distribution of such securities, including without limitation the plan of disposition of the Common Shares, as SkyTerra reasonably determines, is required to be included in any registration statement.

(c)                                  Motient agrees that, upon notice from SkyTerra of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), Motient will forthwith discontinue disposition of Common Shares pursuant to such registration statement until Motient is advised in writing by SkyTerra that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by Section 1.2 hereof; provided, however, that such postponement of sales of Common Shares by Motient shall not in any event exceed (i) twenty (20) consecutive days or (ii) forty-five (45) days in the aggregate in any 12 month period. If SkyTerra shall give Motient any Suspension Notice, SkyTerra shall extend the period of time during which SkyTerra is required to maintain the applicable registration statements effective pursuant to this Agreement by the number of days

5

during the period from and including the date of the giving of such Suspension Notice to and including the date Motient either is advised by SkyTerra that the use of the prospectus may be resumed. In any event, SkyTerra shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any 12 month period.

(d)                                 Neither SkyTerra nor Motient shall permit any officer, manager, underwriter, broker or any other person acting on behalf of SkyTerra to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Common Shares filed pursuant to the Exchange Agreement or this Agreement, without the prior written consent of SkyTerra, Motient and any underwriter.

1.4                               Expenses.

(a)                                  Registration Expenses. All Registration Expenses shall be borne by SkyTerra.

(b)                                 Selling Expenses. All expenses incident to Motient’s performance of or compliance with this Agreement, including, without limitation, all fees and expenses of counsel for Motient, fees and expenses of Motient’s transfer agent, and any broker or dealer discounts or commissions attributable to the disposition of Common Shares shall be borne solely by Motient.

SECTION 2.                            LOCKUP AGREEMENT.

2.1                               Except for the (i) disposition of Common Shares by Motient to its stockholders pursuant to the Preferred Registration Statement and (ii) the distribution by Motient of Common Shares to holders of Motient common stock as described in Section 4.8 of the MSV Exchange Agreement, Motient hereby agrees to not effect any public sale or distribution (including any sales pursuant to Rule 144) of equity securities of SkyTerra, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten registered public offering of equity securities of SkyTerra or securities convertible or exchangeable into or exercisable for equity securities of SkyTerra (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise consent in writing, and Motient will deliver an undertaking to the managing underwriters (if requested) consistent with this covenant. Motient shall not be obligated to comply with the provisions of this Section 2.1 more than two times in any 12-month period.

SECTION 3.                            INDEMNIFICATION.

3.1                               Indemnification by SkyTerra. SkyTerra agrees to indemnify, to the extent permitted by law, Motient, its officers, directors, employees and Affiliates and each Person who controls Motient (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement described in this Agreement and/or the MSV Exchange Agreement, (including, without limitation, the Distribution Registration Statement (as defined in the MSV Exchange Agreement), the Resale Registration Statement and the Preferred Registration Statement)

6

(each a “Transaction Registration Statement”) or any prospectus forming a part of any such Transaction Registration Statement or any “issuer free writing prospectus” (as defined in Securities Act Rule 433), or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation or alleged violation by SkyTerra of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with any information furnished in writing to SkyTerra by Motient expressly for use therein or by the failure of Motient to deliver a copy of such registration statement or prospectus or any amendments or supplements thereto as required by law after SkyTerra has furnished Motient with a sufficient number of copies of the same.

3.2                               Indemnification by Motient. In connection with any registration statement in which Motient is participating, Motient shall furnish to SkyTerra in writing such information as SkyTerra reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify SkyTerra, its directors, officers, employees and Affiliates, and each Person who controls SkyTerra (within the meaning of the Securities Act), against any losses, claims, damages, liabilities, and expenses resulting from any untrue or alleged untrue statement of material fact contained in any Transaction Registration Statement, the prospectus or preliminary prospectus forming a part of such Transaction Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that any information so furnished in writing by Motient contains such untrue statement or omits a material fact required to be stated therein necessary to make the statements therein not misleading; provided, however, that any such obligation of Motient to indemnify SkyTerra hereunder shall be limited to (i) the net proceeds to Motient from the sale of the Common Shares pursuant to the Resale Registration Statement in the case of the Resale Registration Statement, and (ii) the value of the Common Shares distributed pursuant to the Distribution Registration Statement or the Preferred Registration Statement, as applicable, based on the average of the high and low sales price of Common Shares for the five trading day period immediately prior to the date of such distribution with respect to the Distribution Registration Statement or the Preferred Registration Statement, as applicable.

3.3                               Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one

7

or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

3.4                               Investigation; Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities. If the indemnification provided under Section 3.1 or Section 3.2 of this Agreement is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of Motient for contribution pursuant to this Section 3.4 be greater than the amount for which Motient would have been liable pursuant to Section 3.2 had indemnification been available and enforceable.

SECTION 4.                            RULE 144 TRANSACTIONS.

4.1                               Undertaking to File Reports and Cooperate in Rule 144 Transactions. For as long as Motient continues to hold or has the right under the MSV Exchange Agreement to acquire any Acquired Shares, SkyTerra shall use its commercially reasonable efforts to file with the SEC, on a timely basis, all annual, quarterly and other periodic reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations thereunder; provided, however, that the foregoing shall not be construed to require SkyTerra to prepare and file periodic reports if it is not required to do so under the Exchange Act. In the event of any proposed sale by Motient of Acquired Shares pursuant to Rule 144 under the Securities Act or otherwise as provided herein, which sale is to be made in accordance with the terms of Section 5.1(d) hereof, SkyTerra shall use its commercially reasonable efforts to cooperate with Motient so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the transfer agent of SkyTerra, and the reasonable requirements of the broker through which the sales are proposed to be executed, and shall, upon written request, furnish unlegended certificates representing ownership of the shares of Common Shares sold thereby, such certificates to be furnished in such numbers and denominations as Motient may reasonably request.

SECTION 5.                            RESTRICTIONS ON TRANSFER.

5.1                               Permitted Transfers. Motient hereby agrees that, until it and any permitted transferees under paragraph (e) or (h) hereunder have disposed of all of the Acquired Shares, it will

8

not, directly or indirectly, without the prior written consent of SkyTerra, sell, distribute, transfer or otherwise dispose (in each case, a “Disposition”) of any Acquired Shares except:

(a)                                  the pro rata distribution of Common Shares by Motient to its common stockholders in the form of a special dividend as described by Section 4.8 of the MSV Exchange Agreement; or

(b)                                 distributions of Common Shares by Motient to its preferred stockholders pursuant to the Preferred Registration Statement;

(c)                                  sales of Resale Shares pursuant to the Resale Registration Statement; or

(d)                                 sales of Resale Shares pursuant to Rule 144 under the Securities Act; or

(e)                                  sales or transfers of Resale Shares to any Person or group of related Persons who would immediately thereafter not own or have the right to acquire or vote with respect to Resale Shares consisting of, in the aggregate, more than five percent (5%) (with each Person, other than Affiliates of the transferring Holder, considered individually and not in the aggregate with other transferees) of the total combined voting power of all SkyTerra Common Shares then outstanding; provided, however, that in each such case, the transferee shall receive and hold such Resale Shares subject to, and the transferee and all of the transferees’ Affiliates shall agree to be bound by, all the terms of this Agreement, which terms shall also inure to the benefit of such transferees, and there shall be no further transfer of such Resale Shares, except in accordance with the provisions of this Section 5.1; or

(f)                                    a bona fide pledge of or the granting of a security interest in the Resale Shares or Resale Shares to an institutional lender for money borrowed, provided that such lender acknowledges in writing that it has received a copy of this Agreement and agrees, upon its becoming the owner of, or obtaining dispositive authority with respect to or in connection with any disposition of, any such Resale Shares, to be bound by the provisions of this Agreement in connection with any right it may have to dispose of any such Resale Shares (and, upon agreeing so to be bound, the provisions of this Agreement shall inure to the benefit of such party); or

(g)                                 sales or transfers of Resale Shares pursuant to a tender or exchange offer which the Board of Directors of SkyTerra does not oppose within 10 business days after the date of commencement (as such term is defined in Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) of such offer; or

(h)                                 dispositions of Resale Shares by Motient to any wholly owned subsidiary of Motient or to a successor corporation of Motient; provided, however, that in each such case, the transferee shall receive and hold such Resale Shares subject to, and the transferee and all of the transferees’ Affiliates shall agree to be bound by, all the terms of this Agreement, which terms shall also inure to the benefit of such transferees, and there shall be no further transfer of such Resale Shares for which they are exchangeable, except in accordance with the provisions of this Section 5.1; or

9

(i)                                     dispositions pursuant to any merger, consolidation, reorganization or recapitalization to which SkyTerra is a party or in connection with any reclassification of the Acquired Shares or the Common Shares;

provided, that in the event that Motient seeks to effect a Disposition of any Resale Shares pursuant to clauses (d), (e) or (h) of this Section 5.1, (i) such Disposition is made in compliance with applicable securities laws, and (ii) prior to such Disposition, Motient shall have delivered to SkyTerra an opinion of counsel stating that such Disposition (A) is permitted by this Agreement and the MSV Exchange Agreement, (B) does not require registration under the Securities Act, and (C) assuming the accuracy of the representations and warranties set forth in the MSV Exchange Agreement, does not cause the MSV Exchange to be required to have been registered under the Securities Act; provided, that with respect to Dispositions pursuant to Section 5.1(d), such opinion shall only be required if requested by SkyTerra’s transfer agent and in any event no opinion shall be required for Dispositions pursuant to Rule 144(k) under the Securities Act.

SECTION 6.                            INTENTIONALLY OMITTED

SECTION 7.                            DEFINITIONS.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor statute.

“Person” means any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization, or any other entity or organization, including a governmental entity or any department, agency, or political subdivision thereof.

“Registration Expenses” means all expenses incident to SkyTerra’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees with respect to filings required to be made with the NASD, printing expenses, messenger and delivery and mailing expenses, fees and disbursements of custodians, and fees and disbursements of counsel for SkyTerra and all independent certified public accountants retained by SkyTerra and other Persons retained by SkyTerra.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor statute.

10

SECTION 8.                            MISCELLANEOUS.

8.1                               Legends and Stop Transfer Orders.

(a)                                  Motient hereby agrees that all certificates representing Acquired Shares or the Common Shares for which they are exchanged that are presently owned or are hereafter acquired by Motient, shall have the following legend (or other legend to the same effect): “The shares represented by this certificate are subject to restrictions on transfer and other restrictions pursuant to the provisions of a Registration Rights Agreement, dated May 6, 2006, between SkyTerra Communications, Inc. and Motient Corporation, a copy of which is on file at the office of the corporate secretary of Motient Corporation.”

(b)                                 Motient hereby agrees to the entry of stop transfer orders with the transfer agent and registrar of the Acquired Shares or the Common Shares for which they are exchanged against the transfer (other than in compliance with this Agreement) of legended securities held by Motient (or its permitted transferees under Section 5.1(e) or (h) hereof).

(c)                                  SkyTerra agrees to remove any stop transfer orders provided in paragraph (b) above in sufficient time to permit any party to make any transfer permitted by the terms of this Agreement.

8.2                               Consolidation or Merger of SkyTerra.

For as long as Motient continues to hold, or has the right under the MSV Exchange Agreement to acquire, any Acquired Shares, if any of the following events (collectively, a “SkyTerra Change of Control”) occurs, namely:

(a)                                  any reclassification or exchange of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)                                 any merger, consolidation, statutory share exchange or combination of SkyTerra with another corporation as a result of which holders of Common Shares shall be entitled to receive stock or other securities with respect to or in exchange for such Common Shares; or

(c)                                  any sale or conveyance of the properties and assets of SkyTerra as, or substantially as, an entirety to any other corporation as a result of which holders of Common Shares shall be entitled to receive stock or other securities with respect to or in exchange for such Common Shares;

SkyTerra shall enter into, or SkyTerra shall cause the successor or purchasing corporation to enter into, as the case may be, an agreement with Motient that provides Motient with substantially similar rights as provided in this Agreement with respect to the stock or other securities to be issued in the SkyTerra Change of Control transaction with respect to or in exchange for the Acquired Shares and/or Common Shares.

11

8.3                               Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted hereunder.

8.4                               Amendments and Waivers. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No modification, amendment, or waiver of any provision of this Agreement shall be effective against Motient or SkyTerra except by a written agreement signed by Motient and SkyTerra.

8.5                               Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not including, without limitation, any Person which is the successor to Motient or SkyTerra.

8.6                               Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county, or local government or any other governmental, regulatory, or administrative agency or authority to be invalid, void, unenforceable, or against public policy for any reason, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

8.7                               Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8.8                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.9                               Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

8.10                        GOVERNING LAW; CONSENT OF EXCLUSIVE JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. THE PARTIES HERETO HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR

12

INDIRECTLY FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN MANHATTAN IN THE STATE OF NEW YORK. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FOREGOING COURTS AND CONSENT THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO EITHER OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED INSIDE OR OUTSIDE THE STATE OF NEW YORK BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT (AND SERVICE SO MADE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID) OR BY PERSONAL SERVICE OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

8.11                        Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by telecopy (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

To Motient:

Motient Corporation
300 Knightsbridge Parkway
Lincolnshire Parkway
Lincolnshire, IL 60069
Facsimile: (847) 478-4810
Attention:  General Counsel

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Telecopy: (713) 238-7111
Attention:  Mark Young

To SkyTerra:

SkyTerra Communications, Inc.
19 West 44th Street, Suite 507
New York, New York 10036
Facsimile:
Attn:                    Robert C. Lewis

13

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (917) 777-2918
Attn:                    Gregory A. Fernicola, Esq.

14

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

SKYTERRA COMMUNICATIONS, INC.

By:
Name:
Title:

MOTIENT CORPORATION

By:
Name:
Title:

15

Exhibit E

Form of Opinion of Andrews Kurth LLP

E-1

Matters to be Addressed by Andrews Kurth LLP
Legal Opinions for MSV Exchange Agreement

1.     Motient is validly existing as a corporation and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”). Sub is validly existing as a corporation and in good standing under the DGCL.

2.     Motient has the corporate power and authority under the DGCL to execute and deliver, and incur and perform all of its obligations under, the Transaction Agreements. Sub has the corporate power and authority under the DGCL to execute and deliver, and incur and perform all of its obligations under, the Exchange Agreement.

3.     The Transaction Agreements have been duly authorized, executed and delivered by each Opinion Entity party thereto.

4.     Neither the execution and delivery by Motient or Sub of the Transaction Agreements to which they are a party, nor the performance by Motient and Sub of their respective obligations thereunder in accordance with the terms thereof, will (A) constitute a violation of the Certificate of Incorporation or the Sub Certificate of Incorporation, as applicable, (B) constitute a violation of the Bylaws or the Sub Bylaws, as applicable, (C) constitute a violation of, or a breach or default under, the terms of any Applicable Contract, or (D) result in any violation of (i) the DGCL or (ii) the applicable laws of the State of New York.

5.     The Transaction Agreements constitute valid and binding obligations of each Opinion Entity party thereto, enforceable against such Opinion Entity in accordance with their respective terms under the applicable laws of the State of New York.

6.     No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with the execution or delivery by Motient or Sub of, the Transaction Agreements or the performance by Motient and Sub of their respective obligations under the Transaction Agreements to which they are parties in accordance with the terms thereof. “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body required to be made or obtained by Motient or Sub of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America or (iii) the DGCL, other than any consent, approval, license, authorization, validation, filing, recording or registration that may have become applicable as a result of the involvement of any party (other than Motient or Sub) in the transactions contemplated by the Exchange Agreement or because of any such party’s legal or regulatory status or because of any other facts specifically pertaining to such parties.

7.     Assuming that SkyTerra acquires “control” (within the meaning of subsections (a) or (b) of Section 8-106 of the Uniform Commercial Code of the State of New York (the “New York UCC”) in the State of New York of the MSV LP Unit Certificate and the MSV GP Share

Certificate without notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC), upon delivery of such certificates to SkyTerra in the State of New York, SkyTerra will acquire its rights to the MSV LP Units and the MSV GP Shares, free of adverse claim.

Exhibit F

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

F-1

Matters to be Addressed by Skadden, Arps, Slate, Meagher & Flom LLP
Legal Opinions for MSV Exchange Agreement

1.                                       SkyTerra is validly existing in good standing under the laws of the State of Delaware.

2.                                       SkyTerra has the corporate power and corporate authority to execute and deliver and to perform all its obligations under each of the Transaction Documents and to consummate the transactions contemplated thereby.

3.                                       Each of the Transaction Documents has been duly authorized, executed and delivered by SkyTerra and is a valid and binding agreement of SkyTerra, enforceable against SkyTerra in accordance with its terms.

4.                                       The execution and delivery by SkyTerra of each of the Transaction Documents and the consummation by SkyTerra of the transactions contemplated thereby will not (i) conflict with the Certificate of Incorporation or Bylaws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by SkyTerra of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of SkyTerra or any of its subsidiaries.

5.                                       No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by SkyTerra or the consummation by SkyTerra of the transactions contemplated thereby.

6.                                       The SkyTerra Shares have been duly authorized by SkyTerra and, when delivered to and paid for by Sub in accordance with the terms of the Exchange Agreement, will be validly issued, fully paid and nonassessable.

7.                                       The 44,333,417 shares of SkyTerra Common Stock issuable upon the exchange of the SkyTerra Shares pursuant to Section 4.7 of the Exchange Agreement have been duly authorized by SkyTerra and, when in exchange for SkyTerra Shares in accordance with the terms of the Exchange Agreement, will be validly issued, fully paid and nonassessable.